                                                                     EXHIBIT 4.6
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                             HOLLYWOOD PARK, INC.


                                    COMPANY


                          BAY ST. LOUIS CASINO CORP.
                           BAYVIEW YACHT CLUB, INC.
                              BILOXI CASINO CORP.
                            BOOMTOWN HOOSIER, INC.
                         BOOMTOWN HOTEL & CASINO, INC.
                                BOOMTOWN, INC.
                          CASINO MAGIC AMERICAN CORP.
                              CASINO MAGIC CORP.
                          CASINO MAGIC FINANCE CORP.
                            CASINO ONE CORPORATION
             CRYSTAL PARK HOTEL & CASINO DEVELOPMENT COMPANY, LLC
                     HOLLYWOOD PARK FALL OPERATING COMPANY
                      HOLLYWOOD PARK FOOD SERVICES, INC.
                       HOLLYWOOD PARK OPERATING COMPANY
                                HP CASINO, INC.
                               HP/COMPTON, INC.
                                HP YAKAMA, INC.
                          HP YAKAMA CONSULTING, INC.
                             INDIANA VENTURES LLC
                      LOUISIANA GAMING ENTERPRISES, INC.
           LOUISIANA-I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM
                            MARDI GRAS CASINO CORP.
                          MISSISSIPPI-I GAMING, L.P.
                       PINNACLE GAMING DEVELOPMENT CORP.
                     SWITZERLAND COUNTY DEVELOPMENT CORP.
                              TURF PARADISE, INC.

                               INITIAL GUARANTORS

              9 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2007
              9 1/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2007

                               _________________

                                   INDENTURE

                         DATED AS OF FEBRUARY 18, 1999

                      __________________________________


                             THE BANK OF NEW YORK

                                    TRUSTEE
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                               TABLE OF CONTENTS
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ARTICLE 1.    DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................   1

     Section 1.1.        Definitions...................................................................................   1
     Section 1.2.        Other Definitions.............................................................................  21
     Section 1.3.        Incorporation by Reference of Trust Indenture Act.............................................  22
     Section 1.4.        Rules of Construction.........................................................................  23

ARTICLE 2.    THE NOTES................................................................................................  23

     Section 2.1.        Form and Dating...............................................................................  23
     Section 2.2.        Execution and Authentication..................................................................  24
     Section 2.3.        Registrar and Paying Agent....................................................................  24
     Section 2.4.        Paying Agent to Hold Money in Trust...........................................................  25
     Section 2.5.        Holder Lists..................................................................................  25
     Section 2.6.        Transfer and Exchange.........................................................................  26
     Section 2.7.        Replacement Notes.............................................................................  36
     Section 2.8.        Outstanding Notes.............................................................................  36
     Section 2.9.        Treasury Notes................................................................................  37
     Section 2.10.       Temporary Notes...............................................................................  37
     Section 2.11.       Cancellation..................................................................................  37
     Section 2.12.       Defaulted Interest............................................................................  37
     Section 2.13.       CUSIP Numbers.................................................................................  38

ARTICLE 3.    REDEMPTION AND PREPAYMENT...............................................................................   38

     Section 3.1.        Notices to Trustee............................................................................   38
     Section 3.2.        Selection of Notes to Be Redeemed.............................................................   38
     Section 3.3.        Notice of Redemption..........................................................................   38
     Section 3.4.        Effect of Notice of Redemption................................................................   39
     Section 3.5.        Deposit of Redemption Price...................................................................   39
     Section 3.6.        Notes Redeemed in Part........................................................................   40
     Section 3.7.        Redemption....................................................................................   40
     Section 3.8.        Mandatory Redemption..........................................................................   41
     Section 3.9.        Offer to Purchase by Application of Excess Proceeds...........................................   42

ARTICLE 4.    COVENANTS................................................................................................   43

     Section 4.1.        Payment of Notes..............................................................................   43
     Section 4.2.        Maintenance of Office or Agency...............................................................   44
     Section 4.3.        Reports.......................................................................................   44
     Section 4.4.        Compliance Certificate........................................................................   44
     Section 4.5.        Taxes.........................................................................................   45
     Section 4.6.        Stay, Extension and Usury Laws................................................................   45
     Section 4.7.        Restricted Payments...........................................................................   45
     Section 4.8.        Incurrence of Indebtedness and Issuance of Preferred Stock....................................   50
     Section 4.9.        Asset Sales...................................................................................   51
     Section 4.10.       Transactions with Affiliates..................................................................   52
     Section 4.11.       Continued Existence...........................................................................   53
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     Section 4.12.       Offer to Repurchase Upon Change of Control....................................................   53
     Section 4.13.       Limitation on Liens...........................................................................   54
     Section 4.14.       Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.......   55
     Section 4.15.       No Subordinated Debt Senior To The Notes or Guarantees........................................   55
     Section 4.16.       Material Restricted Subsidiaries  To Become Guarantors........................................   55
     Section 4.17.       Lines of Business.............................................................................   55

ARTICLE 5.    SUCCESSORS...............................................................................................   56

     Section 5.1.        Merger, Consolidation, or Sale of Assets......................................................   56
     Section 5.2.        Successor Corporation Substituted.............................................................   57

ARTICLE 6.    DEFAULTS AND REMEDIES....................................................................................   58

     Section 6.1.        Events of Default.............................................................................   58
     Section 6.2.        Acceleration..................................................................................   59
     Section 6.3.        Other Remedies................................................................................   60
     Section 6.4.        Waiver of Past Defaults.......................................................................   60
     Section 6.5.        Control by Majority...........................................................................   60
     Section 6.6.        Limitation on Suits...........................................................................   61
     Section 6.7.        Rights of Holders of Notes to Receive Payment.................................................   61
     Section 6.8.        Collection Suit by Trustee....................................................................   61
     Section 6.9.        Trustee May File Proofs of Claim..............................................................   61
     Section 6.10.       Priorities....................................................................................   62
     Section 6.11.       Undertaking for Costs.........................................................................   63

ARTICLE 7.    TRUSTEE..................................................................................................   63

     Section 7.1.        Duties of Trustee.............................................................................   63
     Section 7.2.        Rights of Trustee.............................................................................   64
     Section 7.3.        Individual Rights of Trustee..................................................................   64
     Section 7.4.        Trustee's Disclaimer..........................................................................   64
     Section 7.5.        Notice of Defaults............................................................................   65
     Section 7.6.        Reports by Trustee to Holders of the Notes....................................................   65
     Section 7.7.        Compensation and Indemnity....................................................................   65
     Section 7.8.        Replacement of Trustee........................................................................   66
     Section 7.9.        Successor Trustee by Merger, etc..............................................................   67
     Section 7.10.       Eligibility; Disqualification.................................................................   67
     Section 7.11.       Preferential Collection of Claims Against Company.............................................   67

ARTICLE 8.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE.................................................................   67

     Section 8.1.        Option to Effect Legal Defeasance or Covenant Defeasance......................................   67
     Section 8.2.        Legal Defeasance and Discharge................................................................   67
     Section 8.3.        Covenant Defeasance...........................................................................   68
     Section 8.4.        Conditions to Legal or Covenant Defeasance....................................................   68
     Section 8.5.        Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.   69
     Section 8.6.        Repayment to Company..........................................................................   70
     Section 8.7.        Reinstatement.................................................................................   70
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ARTICLE 9.    AMENDMENT, SUPPLEMENT AND WAIVER.........................................................................   70

     Section 9.1.        Without Consent of Holders of Notes...........................................................   70
     Section 9.2.        With Consent of Holders of Notes..............................................................   71
     Section 9.3.        Compliance with Trust Indenture Act...........................................................   73
     Section 9.4.        Revocation and Effect of Consents.............................................................   73
     Section 9.5.        Notation on or Exchange of Notes..............................................................   73
     Section 9.6.        Trustee to Sign Amendments, etc...............................................................   73

ARTICLE 10.    SUBORDINATION...........................................................................................   73

     Section 10.1.       Agreement to Subordinate......................................................................   73
     Section 10.2.       Certain Definitions...........................................................................   74
     Section 10.3.       Liquidation; Dissolution; Bankruptcy..........................................................   74
     Section 10.4.       Default on Designated Senior Debt.............................................................   75
     Section 10.5.       Acceleration of Notes.........................................................................   76
     Section 10.6.       When Distribution Must Be Paid Over...........................................................   76
     Section 10.7.       Notice by Company.............................................................................   77
     Section 10.8.       Subrogation...................................................................................   77
     Section 10.9.       Relative Rights...............................................................................   77
     Section 10.10.      Subordination May Not Be Impaired by Obligors.................................................   78
     Section 10.11.      Distribution or Notice to Representative......................................................   78
     Section 10.12.      Rights of Trustee and Paying Agent............................................................   79
     Section 10.13.      Authorization to Effect Subordination.........................................................   79
     Section 10.14.      Amendments....................................................................................   79
     Section 10.15.      Notes are Pari Passu with the 9 1/2% Notes....................................................   80

ARTICLE 11.    MISCELLANEOUS...........................................................................................   80

     Section 11.1.       Trust Indenture Act Controls..................................................................   80
     Section 11.2.       Notices.......................................................................................   80
     Section 11.3.       Communication by Holders of Notes with Other Holders of Notes.................................   81
     Section 11.4.       Certificate and Opinion as to Conditions Precedent............................................   81
     Section 11.5.       Statements Required in Certificate or Opinion.................................................   82
     Section 11.6.       Rules by Trustee and Agents...................................................................   82
     Section 11.7.       No Personal Liability of Directors, Officers, Employees and Stockholders......................   82
     Section 11.8.       Governing Law.................................................................................   82
     Section 11.9.       No Adverse Interpretation of Other Agreements.................................................   82
     Section 11.10.      Successors....................................................................................   83
     Section 11.11.      Severability..................................................................................   83
     Section 11.12.      Counterpart Originals.........................................................................   83
     Section 11.13.      Table of Contents, Headings, etc..............................................................   83

ARTICLE 12.    GUARANTY................................................................................................   83

     Section 12.1.       The Guaranty..................................................................................   83
     Section 12.2.       Nature of Guaranty............................................................................   84
     Section 12.3.       Authorization.................................................................................   85
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     Section 12.4.       Certain Waivers...............................................................................   85
     Section 12.5.       No Subrogation; Certain Agreements............................................................   86
     Section 12.6.       Bankruptcy No Discharge.......................................................................   87
     Section 12.7.       Execution and Delivery of Guaranty............................................................   87
     Section 12.8.       Severability of Void Guaranteed Obligations Under Guaranty....................................   88
     Section 12.9.       Right of Contribution.........................................................................   88
     Section 12.10.      Additional Guarantors.........................................................................   89
     Section 12.11.      Release of a Guarantor........................................................................   89
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                                     -iv-
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     INDENTURE dated as of February 18, 1999, among Hollywood Park, Inc., a
Delaware corporation (the "Company"), all of the existing and future Material
Restricted Subsidiaries (as defined below) of the Company (collectively, the
"Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 9 1/4% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") and the 9 1/4% Series B Senior Subordinated Notes due 2007 (the "Series B Notes," and together with the Series A Notes, the "Notes"):

                                  ARTICLE 1.
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.  Definitions.

     "9 1/2% Notes" means the existing 9 1/2% Senior Subordinated Notes due 2007 issued by the Company and Hollywood Park Operating Company.

     "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of another Person and any of such other Person's Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person's Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

     "Affiliate" means, when used with reference to any Person (a) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be, or (b) any director, officer or partner of such Person or any Person specified in clause (a) above. For the purposes of this definition, the term "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling," and "controlled" have meanings correlative of the foregoing. None of the Initial Purchasers nor any of their respective Affiliates shall be deemed to be an Affiliate of any Obligor or of any of their respective Affiliates.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Acquisition" means (a) an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Restricted Subsidiary of an Obligor or shall be merged

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into, or with any Obligor or Restricted Subsidiary of an Obligor, or (b) the
acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a "disposition") by any Obligor (including, without limitation, pursuant to any Sale and Leaseback Transaction or any merger or consolidation of any Restricted Subsidiary of the Company with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Company) to any Person of (a) any property or assets of any Obligor to the extent that any such disposition is not in the ordinary course of business of such Obligor, or (b) any Capital Stock of any Restricted Subsidiary, other than, in both cases:

     (a)  any disposition to the Company,

     (b)  any disposition to any Obligor or Restricted Subsidiary,

     (c) any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with Section 4.7 hereof,

     (d) any transaction or Series of related transactions resulting in Net Cash Proceeds to such Obligor of less than $1 million,

     (e) any transaction that is consummated in accordance with Section 5.1 hereof,

     (f) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof,

     (g) any pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by this Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets,

     (h)  a disposition of assets constituting a Permitted Investment, or

     (i) any disposition of undeveloped or substantially undeveloped real estate, provided that in such disposition (A) the Obligor making such disposition receives consideration at the time of such disposition at least equal to the fair market value of the real estate assets disposed of (as determined reasonably and in good faith by the Board of such Obligor), and (B) at least 60% of the consideration received from such disposition by the Obligor making such disposition is cash or Cash Equivalents and is received at the time of the consummation of such disposition. (For purposes of this provision, each of the following shall be deemed to be cash: (x) any liabilities as shown on such Obligors' most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and
(iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and (y) to the extent of the cash received, any notes or other obligations received by the Obligor making the disposition from such transferee that are converted by such Obligor into cash within 60 days of receipt.)

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     "Bank Credit Facility" means the Credit Facility provided to the Company pursuant to the Amended and Restated Reducing Revolving Loan Agreement, dated as of October 14, 1998, by and among the Company, the financial institutions from time to time named therein (the "Banks"), Bank of Scotland and Societe General, as Managing Agents, First National Bank of Commerce, as Co-Agent, and Bank of America NT&SA, as Administrative Agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional lenders.

     "Bankruptcy Law" means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

     "Board" means the Board of Directors or similar governing entity of an Obligor, the members of which are elected by the holders of Capital Stock of such Obligor or, if applicable, a duly-appointed committee of such Board of Directors or similar governing body, having jurisdiction over the subject matter at issue.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capitalized Lease Obligation" means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

     "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

     "Cash Equivalents" means (a) Government Securities; (b) certificates of deposit, eurodollar time deposits and bankers acceptances maturing within 12 months from the date of acquisition thereof by any Obligor and issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of foreign bank having, at the date of acquisition of the applicable Cash Equivalent, (i) combined capital and surplus of not less than $500 million and (ii) a commercial paper rating of at least A-1 from S&P or at least P-1 from Moody's; (c) repurchase obligations with a term of not more than seven days after the date of acquisition thereof by any Obligor for underlying securities of the types described in clauses (a) , (b) and (d) of this definition, entered into with any financial institution meeting the qualifications specified in clause (b) of this definition; (d) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P on the date of acquisition thereof by any Obligor; (e) debt obligations of any corporation maturing within 12 months after the date of acquisition thereof by any Obligor, having a rating of at least P-1 or aaa from Moody's or A-1 or AAA from S&P on the date of such acquisition; and
(f) mutual funds and money market accounts investing at least 90% of the funds under management in instruments of the types described in clauses (a) through (e) above and, in each case, maturing within the period specified above for such instrument after the date of acquisition thereof by any Obligor.

     "Cedel" means Cedel Bank, SA.

     "Change of Control" means the occurrence of any of the following (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a Series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Restricted Subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d) (3) of the Exchange Act) (as defined below),
(b) the adoption, or, if applicable, the approval of any requisite percentage of the Company's stockholders of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Principal, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

     "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

     "Company" means Hollywood Park, Inc., a Delaware corporation, and any and all successors thereto.

     "Consolidated Coverage Ratio" means, with respect to any Person on any date of determination, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date, to (b) (i) Consolidated Interest Expense during such period plus (ii) dividends on or in respect of any Capital Stock of any such Person paid in cash during such period; provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable period, to any acquisition, Incurrence or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, purchases of assets that were previously leased or re-designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the applicable Determination Date. In making such computation, Consolidated Interest Expense (a) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, or (b) attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

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     For purposes of calculating Consolidated EBITDA of the Company for the most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which internal financial statements are available (such period of four fiscal quarters, the "Measurement Period"), not more than 135 days prior to the transaction or event giving rise to the need to calculate the Consolidated EBITDA, (a) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (b) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated
Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, (c) if the Company or any Restricted Subsidiary shall have in any manner (i) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (ii) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person's net income would be excluded pursuant to clause (f) of the definition of Consolidated Net Income and (d) any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

     "Consolidated EBITDA" means, with respect to any Person for any period, the sum (without duplication) of (a) the Consolidated Net Income of such Person for such period, plus (b) to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication (i) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (ii) the Consolidated Interest Expense of such Person for such period, (iii) the amortization expense (including the amortization of deferred financing charges) and depreciation expense for such Person and its Restricted Subsidiaries for such period, (iv) other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries (including any non-cash compensation expense attributable to stock option or other equity compensation arrangements), other than any non- cash item for such period that requires the accrual of or a reserve for cash charges for any future period (except as otherwise provided in clause (v) below) and other than any non-cash charge for such period constituting an extraordinary item of loss, and (v) any non-recurring costs or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person, less (c) (i) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period and (ii) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non- cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Support Obligation or Lien is called upon), and (d) the product of (i) all dividend payments on any Series of preferred stock of such Person or any of its Restricted Subsidiaries, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

     (a) net after-tax gains and losses from all sales or dispositions of assets outside of the ordinary course of business,

     (b)  net after-tax extraordinary or non-recurring gains or losses,

     (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of such Person or is merged or consolidated with or into such Person or any Restricted Subsidiary,

     (d)  the cumulative effect of a change in accounting principles,

     (e) any net income of any other Person if such other Person is not a Restricted Subsidiary and is accounted for by the equity method of accounting, except that such Person's equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution, (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Company due to the restrictions set forth in clause
(f) below (regardless of any waiver of such conditions)),

     (f) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that (i) such Person's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction) and (ii) such Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

     (g) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

     (h) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

     (i) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets and
     (j) the net income (but not loss) of any Unrestricted Subsidiary, except that the Company's or any Restricted Subsidiary's equity in the net income of any Unrestricted Subsidiary or other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary or Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date, plus (b) the respective amounts reported on such Person's consolidated balance sheet as of such date with respect to any Series of preferred stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Core Businesses" means the gaming, card club, racing, sports, entertainment, lodging, restaurant, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing.

     "Corporate Trust Office of the Trustee" shall mean the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Facilities" means, with respect to any Obligor, one or more debt facilities or commercial paper facilities with any combination of banks, other institutional lenders and other Persons extending financial accommodations or holding corporate debt obligations in the ordinary course of their business, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional lenders.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means a Certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

     "Determination Date" means, with respect to any calculation, the date on or as of which such calculation is made in accordance with the terms hereof.

     "Disqualified Capital Stock" means any Capital Stock which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event, is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable at the option of the holder thereof for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.6(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "Gaming Approval" means any governmental approval relating to any gaming business or enterprise.

     "Gaming Authority" means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses or enterprises, including the State Gaming Control Board of Nevada, Washoe County, Nevada gaming authorities, the Nevada Gaming Commission, Mississippi Gaming Commission, Indiana Gaming Commission, California Gambling Control Commission, Louisiana Gaming Control Board, the California Horse Racing Board and the Arizona Racing Commission with regulatory oversight of, authority to regulate or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by any Obligor.

     "Gaming Laws" means all applicable provisions of all (a) constitutions, treaties, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari-mutuel race tracks) and, rules, regulations and ordinances of any Gaming Authority, (b) Gaming Approvals and (c) orders, decisions, judgments, awards and decrees of any Gaming Authority.

     "Global Note" means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depositary Trust Company or any other designated depositary.

     "Government Securities" means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor.

     "Guarantor" means any existing or future Material Restricted Subsidiary of the Company, which has guaranteed the obligations of the Company arising under or in connection with the Notes, as required by this Indenture.

     "Guaranty" means a guaranty by a Guarantor of the Obligations of the Company arising under or in connection with the Notes.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means the global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Incur" means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means with respect to any Person, without duplication, whether contingent or otherwise, (a) any obligations for money borrowed, (b) any obligation evidenced by bonds, debentures, notes, or other similar instruments,
(c) Letter of Credit Obligations and obligations in respect of other similar instruments, (d) any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations, (e) the maximum fixed redemption or repurchase price of

Disqualified Capital Stock, (f) Indebtedness of other Persons of the types described in clauses (a) through (e) of this definition, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets, (g) indebtedness of other Persons of the types described in clauses (a) through (e) of this definition, guaranteed by such Person or any of its Restricted Subsidiaries and (h) the net obligations of such Person under Hedging Obligations; provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date. Notwithstanding the foregoing, "Indebtedness" shall not be construed to include trade payables, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items. For purposes hereof, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on the date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of the issuing Person. Unless otherwise specified herein, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Purchasers" means Lehman Brothers Inc., CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC, SG Cowen Securities Corporation, and Wasserstein Perella Securities, Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Interest Swap Obligations" means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

     "Investment" by any Person means any direct or indirect (a) loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed), and (d) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. The term "Investments" shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company or the affected Restricted Subsidiary, as applicable, unless the fair market value of such Investment exceeds $5 million, in which case the fair market value shall be determined conclusively in good faith by the Board of such Person as of the time such Investment is made or such other time as specified in this Indenture. Unless otherwise required by this Indenture, the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs subsequent to the date such Investment is made with respect to such Investment.

     "Issue Date" means February 18, 1999.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Letter of Credit Obligations" means Obligations of an Obligor arising under or in connection with letters of credit.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

     "Limited Real Estate Development" means the development or improvement of
(a) any undeveloped or substantially undeveloped real estate held by the Company or a Subsidiary on the date of this Indenture or (b) any undeveloped or substantially undeveloped real estate that is acquired by the Company or a Subsidiary in an acquisition of a company that is primarily in the Casino business.

     "Liquidated Damages" means, on any date of reference thereto, any liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

     "Material Restricted Subsidiary" means any Subsidiary which is both a Material Subsidiary and a Restricted Subsidiary.

     "Material Subsidiary" means any Subsidiary of the Company other than a Non-Material Subsidiary.

     "Moody's" means Moody's Investors Services, Inc., and its successors.

     "Net Cash Proceeds" means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale, net of (a) reasonable out-of-pocket expenses, fees and other direct costs relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale, and (d) appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any reserve for adjustment to the sale price received in such Asset Sale for so long as such reserve is held.

     "Non-Material Subsidiaries" means all Subsidiaries not designated as Material Subsidiaries by the Company; provided, that all such Subsidiaries (other than Unrestricted Subsidiaries) may not, in the aggregate at any time have assets (attributable to the Company's and its Restricted Subsidiaries' equity interest in such entity) constituting more than 5% of the Company's total assets on a consolidated basis based on the Company's most recent internal financial statements. As of the Issue Date, the Non-Material Subsidiaries shall be all the Company's Subsidiaries existing as of the Issue Date other than the Guarantors as of the Issue Date and the Unrestricted Subsidiaries as of the Issue Date.

     "Non-Recourse Indebtedness" means Indebtedness of an Unrestricted Subsidiary (a) as to which none of the Obligors (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable (as a guarantor or otherwise), or (iii) constitutes the lender, (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of any Obligor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Obligor. The foregoing notwithstanding, if an Obligor or a Restricted Subsidiary makes a loan to an Unrestricted Subsidiary that is permitted under
Section 4.7 hereof and is otherwise permitted to be incurred under this Indenture, such loan shall constitute Non-Recourse Indebtedness.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Notes" means the Series A Notes and the Series B Notes, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture, treated as a single class of securities for all purposes and in particular, for voting and exercise of other consensual rights, which may be exercised by the Holders of Series A Notes and Series B Notes only as a single class.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

     "Obligor" means the Company or any Guarantor.

     "Offering Memorandum" means the Offering Memorandum dated February 12, 1999, of the Company relating to the offering of the Notes.

     "Officer" means, (i) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person and (ii) with respect to any other Person, the individuals selected by the Board of Directors or corresponding governing or managing body of such Person to perform functions similar to those of the officers listed in clause (i).

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 11.4 and 11.5 hereof.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Permitted Indebtedness" means, without duplication, each of the following:

     (a) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date and reflected in the financial statements set forth in the Offering Memorandum as in effect on the Issue Date as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

     (b) Indebtedness Incurred by the Company under the Notes and by the Guarantors under the Guarantees;

     (c) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Facility; provided that the aggregate principal amount of Indebtedness outstanding thereunder as of any date of Incurrence shall not exceed $350 million, to be reduced dollar-for-dollar by the amount of (i) any increase to the face amount of Support Obligations permitted to be Incurred pursuant to clause (k) of this definition and (ii) the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to permanently prepay or repay Indebtedness under the Bank Credit Facility pursuant to Section 4.9;

     (d) Indebtedness of the Company to any Obligor or of any Guarantor to any other Obligor for so long as such Indebtedness is held by the Company or by another Obligor; provided that (i) any

Indebtedness of the Company to any other Obligor is unsecured and evidenced by an intercompany promissory note that is subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and the Registration Rights Agreement, and (ii) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (d) by the issuer of such Indebtedness;

     (e) Indebtedness of a Restricted Subsidiary to the Company for so long as such Indebtedness is held by an Obligor; provided that if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness, such acquisition shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (e) by the issuer of such Indebtedness;

     (f)  Permitted Refinancing Indebtedness;

     (g) the Incurrence by Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided that, if any such Indebtedness ceases to be Non- Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness that is not permitted by this clause
(g);

     (h) Indebtedness Incurred by the Company or any Restricted Subsidiary solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in the Company's or such Subsidiary's business, as applicable, and, in any such case, Incurred prior to or within 180 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed in aggregate principal amount outstanding at any time (i) $15 million for each of the Company or any Restricted Subsidiary, or (ii) $60 million in the aggregate for all of the Company and its Restricted Subsidiaries, and additional Indebtedness of the kind described in this clause (h) with respect to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable, and which is expressly made non-recourse to all of such Person's assets, except the asset so financed;

     (i) Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder;

     (j) Indebtedness of the Company or any Restricted Subsidiary arising in respect of performance bonds and completion guaranties (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Person's industry; provided, that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in such Person's business; and

     (k) other Indebtedness consisting of Support Obligations not exceeding $25 million in aggregate principal amount at any time, which may be increased by the Company in its discretion, subject to availability under, and a corresponding reduction to, the principal amount of Indebtedness permitted to be Incurred under the Bank Credit Facility pursuant to clause (c) of this definition.

     "Permitted Investments" means, without duplication, each of the following:

     (a) Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

     (b) Investments by the Company or a Restricted Subsidiary in the Company or any Restricted Subsidiary or any Person that is or will immediately become upon giving effect to such Investment, or as a result of which, such Person is merged, consolidated or liquidated into, or conveys substantially of all its assets to, an Obligor or a Restricted Subsidiary; provided that Investments in any such Person (other than the Company or any Restricted Subsidiary) made prior to such Investment shall not be "Permitted Investments"; and provided further that for purposes of calculating at any date the aggregate amount of Investments made since the Issue Date pursuant Section 4.7 hereof, such Investment shall be a Permitted Investment only so long as any Subsidiary in which any such Investment has been made continues to be an Obligor or a Restricted Subsidiary;

     (c) Investments existing on the Issue Date, each such Investment to be (i) in an amount less than $1 million, (ii) listed on Schedule I to this Indenture, or (iii) an existing Investment by any one or combination of the Company and its consolidated subsidiaries in any other such Person;

     (d) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary on ordinary business terms;

     (e) Investments arising from transactions by the Company or a Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

     (f) Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described in Section 4.9; and

     (g) Investments consisting of advances to officers, directors and employees of the Company or a Restricted Subsidiary for travel, entertainment, relocation, purchases of Capital Stock of the Company or a Restricted Subsidiary permitted by this Indenture and analogous ordinary business purposes.

     "Permitted Junior Securities" means Equity Interests in the Obligors or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Guaranties are subordinated to Senior Debt pursuant to Article 10 hereof.

     "Permitted Liens" means:

     (a) Liens in favor of the Company or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;

     (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary, as applicable;

     (c) Liens on property existing at the time of acquisition thereof by any Obligor or Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition;

     (d) Liens Incurred to secure Indebtedness permitted by clause (h) of the definition of Permitted Indebtedness, attaching to or encumbering only the subject assets and directly related property such as proceeds and products thereof and accessions and replacements thereto;

     (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (f) Liens created by "notice" or "precautionary" filings in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by the Company or any Restricted Subsidiary;

     (g)  Liens existing on the Issue Date;

     (h) Liens for taxes, assessments or governmental charges or claims (including, without limitation, Liens securing the performance of workers compensation, social security, or unemployment insurance obligations) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (i) Liens on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law; provided that this clause (i) shall apply only so long as the Gaming Laws provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (i) shall be of no further effect;

     (j) Liens on securities constituting "margin stock" within the meaning of Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the Obligations of the Company under the Notes as a "purpose credit" and (ii) the Investment by any Obligor in such margin stock is permitted by this Indenture;

     (k) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness, unless the Incurrence of such Liens is otherwise permitted hereunder;

     (l) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to an Event of Default under Section 6.1(e) ;

     (m) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, securing obligations not constituting Indebtedness and not past due; provided that adequate reserves shall have been established therefor in accordance with GAAP;

     (n) easements, rights of way, zoning restrictions, reservations, encroachments and other similar charges or encumbrances in respect of real property which do not individually or in the aggregate, materially interfere with the conduct of business by any Obligor;

     (o) any interest or title of a lessor under any Capitalized Lease Obligation permitted to be Incurred hereunder;

     (p) Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers' acceptances issued or created for the account of any Obligor or Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment, or storage of such inventory or equipment;

     (q) Liens securing Letter of Credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by an Obligor or Restricted Subsidiary in the ordinary course of business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof; and

     (r)  Liens in favor of the Trustee arising under Section 7.7 hereof.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Person arising under clauses (a),
(b), (f), (h), (j) or (k) of the definition of "Permitted Indebtedness" or Indebtedness Incurred under the Consolidated Coverage Ratio test in Section 4.8 hereof (any such Indebtedness, "Existing Indebtedness"); provided that:

     (a) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Existing Indebtedness (plus the amount of prepayment penalties, premiums and expenses incurred or paid in connection therewith), except to the extent that the Incurrence of such excess is otherwise permitted by this Indenture;

     (b) if such Indebtedness is subordinated to, or pari passu in right of payment with, the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness;

     (c) if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded; and

     (d) such Permitted Refinancing Indebtedness shall be Indebtedness solely of the Obligor or Restricted Subsidiary originally obligated thereunder, unless otherwise permitted by this Indenture.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accomplished by (whether or not substantially contemporaneously) (a) the sale, lease or conveyance of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety, and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance, or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

     "Principals" means (a) R.D. Hubbard, (b) any spouse, parent or child of such Principal, or (c) any trust, corporation, partnership or other Person, the beneficiaries, stockholders, partners, owners or other Persons holding an 80% or more controlling interest in which are Persons described in clause (a) or (b) of this definition.

     "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Productive Assets" means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale.

     "Public Equity Offering" means a public equity offering, underwritten by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act of Qualified Capital Stock.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 18, 1999, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Business" means the gaming (including pari-mutuel betting) business and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is specified, "Restricted Subsidiary" means a Subsidiary of the Company.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "S&P" means Standard & Poors Rating Group, a division of The McGraw-Hill Industries, Inc., and its successors.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing pursuant to a capitalized lease to the Company or a Subsidiary of any property, whether owned by such Company or such Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by such Company or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Stated Maturity" means, with respect to any installment of interest or principal on any Series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary," with respect to any Person, means (a) any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors, and (b) any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or of which such Obligor is the managing general partner.

     "Support Obligation" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Support Obligation" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) commitments to make Permitted Investments in Obligors or their Restricted Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a Series of Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of the Company as its Unrestricted Subsidiary pursuant to a Board resolution; but only to the extent that such Subsidiary (a) has, or will have after giving effect to such designation, no Indebtedness other than Non-Recourse Indebtedness, (b) is not party to any agreement, contract, arrangement or understanding with any Obligor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Obligor than those that might be obtained at the time from Persons who are not Affiliates of such Obligor, (c) is a Person with respect to which none of the Obligors has any direct or indirect obligation (i) to subscribe for additional equity interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Obligor, and (e) has at least one director on its Board who is not a director or executive officer of any Obligor and has at least one executive officer who is not a director or executive officer of any Obligor. Any such designation by the Board of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.7 hereof. If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such time (and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.8 hereof, the Company shall be in default of such Section 4.8).

The Board of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under Section 4.8 calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and (b) no Default or Event of Default would be in existence following such designation.

     As of the Issue Date, the following entities shall be Unrestricted
Subsidiaries: Jefferson Casino Corporation, Casino Magic of Louisiana, Corp., Casino Magic Neuquen SA, Casino Magic Support Services SA, Casino Magic Management Services Corp., Sunflower Racing, Inc. and SR Food & Beverage Company.

     "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the Company's calculations of the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Section 1.2.  Other Definitions.


                                                                                              Defined in
        Term                                                                                   Section
        ----                                                                                  ----------
"Accrued Bankruptcy Interest"........................................................              10.2
"Affiliate Transaction"..............................................................              4.10
"Amount Limitation"..................................................................               4.7
"Amount Limitation Restoration"......................................................               4.7
"Asset Sale Offer"...................................................................               3.9
"Authentication Order"...............................................................               2.2
"Beneficiary"........................................................................              12.1
"Change of Control Offer"............................................................              4.12
"Change of Control Payment"..........................................................              4.12
"Change of Control Payment Date".....................................................              4.12
"Covenant Defeasance"................................................................               8.3
"Designated Senior Debt".............................................................              10.2
"DTC"................................................................................               2.3
"Event of Default"...................................................................               6.1
"Funding Guarantor"..................................................................              12.9
"Guaranteed Obligations".............................................................              12.1
"Hedging Obligations"................................................................              10.2

                                                                                               Defined in
     Term                                                                                        Section
     ----                                                                                      ----------
"Legal Defeasance"...................................................................               8.2
"Maximum Net Worth"..................................................................              12.9
"Net Proceeds Offer".................................................................               4.9
"Net Proceeds Offer Amount"..........................................................               4.9
"Net Proceeds Offer Payment Date"....................................................               4.9
"Net Proceeds Offer Trigger Date"....................................................               4.9
"Net Worth"..........................................................................              12.9
"Offer Amount".......................................................................               3.9
"Offer Period".......................................................................               3.9
"Other Guaranty".....................................................................              12.2
"Paying Agent".......................................................................               2.3
"Payment Blockage Notice"............................................................              10.4
"Payment Default"....................................................................               6.1
"Payment Restriction"................................................................              4.14
"Purchase Date"......................................................................               3.9
"Registrar"..........................................................................               2.3
"Remaining Guarantor"................................................................              12.9
"Representative".....................................................................              10.2
"Restricted Payments"................................................................               4.7
"Senior Debt"........................................................................              10.2
"Series A Notes".....................................................................          Preamble
"Series B Notes".....................................................................          Preamble


Section 1.3.   Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC Rule under the TIA have the meanings so assigned to them.

Section 1.4.  Rules of Construction.

     Unless the context otherwise requires:

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)     "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5)     provisions apply to successive events and transactions;

                (6) references to sections of or rules under the Securities Act, the Exchange Act, the TIA or any other applicable statute shall be deemed to include substitute, replacement or successor sections or rules adopted from time to time; and

                (7) references to any contract, instrument or agreement shall be deemed to include any amendments, modifications or supplements thereto or restatements thereof not prohibited hereby, through the date of reference thereto.


                                  ARTICLE 2.
                                   THE NOTES

Section 2.1.  Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange Rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto"). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

     (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.2.  Execution and Authentication.

     An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, Holders or an Affiliate of the Company.

Section 2.3.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.4.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a) .

Section 2.6.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or
Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a) , however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b),
(c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) with respect to the exchange of Series A Notes for a like principal amount of Series B Notes shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.6(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b) (ii) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)  the Registrar receives the following:

                       (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                       (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D) , if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)  the Registrar receives the following:

                       (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                       (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                       (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                       (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D)  the Registrar receives the following:

                            (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                            (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d) (ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e) , the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)  the Registrar receives the following:

                       (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                       (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)     Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or

          (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.


          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.9, 4.12 and 9.5 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.7.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because a Company or an Affiliate of a Company holds the Note.

     If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the return of all canceled Notes shall be delivered to the Company upon the Company's written instruction. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  CUSIP Numbers

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state
                                        --------
that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.1.  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2.  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes to be redeemed or purchased among the Holders of Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding principal amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.  Notice of Redemption.

     Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed (including CUSIP number, if applicable), and shall state:

(a)  the redemption date;

(b)  the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(d)  the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) The paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.5.  Deposit of Redemption Price.

     On or before 10:00 a.m. New York time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money, to be held in trust, uninvested, sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. Funds so deposited later than 12 noon New York time on the day prior to a redemption will not be invested. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related

Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

     The Company may obtain a satisfaction and discharge from all of its obligations under this Indenture and the Notes concurrently with its issuance of any notice to redeem all of the outstanding Notes by (i) depositing cash or Cash Equivalents in an amount sufficient to pay and discharge the entire indebtedness on the outstanding Notes without any further reinvestment thereof for principal, premium (if any), and interest to the redemption date set forth in the notice of redemption, (ii) paying or providing for the payment of all other sums payable under this Indenture or the Notes including, without limitation, the expenses and fees of the Trustee and its agent, if any, and its counsel and (iii) delivering an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for the satisfaction and discharge of this Indenture have been complied with, and otherwise complying with any additional provisions of Section 314(c) of the TIA in connection with such satisfaction and discharge. Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of this Indenture.

Section 3.6.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.  Redemption.

     (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes prior to February 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:



          Year                                                                          Percentage
          2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104.625%
          2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.083%
          2005. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101.542%
          2006 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100.00%

     (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time during the first 36 months after the Issue Date, the Company may redeem up to 25% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings of common stock of the Company at a redemption price in cash equal to 109.25% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided that:

        (i) at least 75% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption;

       (ii) written notice of any such redemption shall be given by the Company to the Holders and the Trustee within 15 days after the consummation of any such Public Equity Offering; and

      (iii) such redemption shall occur within 60 days of the date of such notice.

     In addition to the foregoing, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such holder or beneficial owner:

        (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

       (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option:

        (i) to require any such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, o r

       (ii) to call for the redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the least of:

              (A)  the principal amount thereof,

              (B) the price at which such Holder or beneficial owner acquired the Notes, in the case of either clause (a) above or this clause (b), together with accrued interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

              (C) such other lesser amount as may be required by any Gaming Authority.

     The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

     (c) Any redemption made pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8.  Mandatory Redemption.

     The Company shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.9.  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.9 hereof, the Company shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified below.

     The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). The Net Proceeds Offer Payment Date shall be no later than five Business Days after the termination of the Offer Period. On the Net Proceeds Offer Payment Date, the Company shall purchase the principal amount of Notes (and 9 1/2% Notes, if applicable) required to be purchased pursuant to Section 4.9 hereof and the indenture governing the 9 1/2% Notes (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes (and 9 1/2% Notes, if applicable) tendered in response to the Net Proceeds Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Net Proceeds Offer Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

     Upon the commencement of a Net Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

        (a)      that the Net Proceeds Offer is being made pursuant to this
     Section 3.9 and Section 4.9 hereof and the length of time the Net Proceeds Offer shall remain open;

        (b) the Offer Amount, the purchase price and the Net Proceeds Offer Payment Date;

        (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

        (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest or Liquidated Damages, if applicable, after the Net Proceeds Offer Payment Date;

        (e) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer may elect to have Notes purchased in principal amounts of $1,000 and integral multiples thereof;


        (f) that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Net Proceeds Offer Payment Date;

        (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the

     Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

        (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Net Proceeds Offer Payment Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Net Proceeds Offer Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Net Proceeds Offer on the Net Proceeds Offer Payment Date.

     Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                  ARTICLE 4.
                                  COVENANTS

Section 4.1.  Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3.  Reports.

    (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee for mailing to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing or filings by the Company with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all current reports that would be required to be filed by the Company with the SEC on Form 8-K if the Company were required to file such reports, in each case, within 15 days of the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a).

    (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act. For the purpose of compliance with the reporting requirements of the foregoing subsections (a) and (b), the Company may deliver consolidated reports of the Company.

Section 4.4.  Compliance Certificate.

    (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning April 29, 2000, an Officers' Certificate stating that a review of the activities of the Company and its

Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

    (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, as determined by the Company and its independent public accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

    (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.  Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.  Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7.  Restricted Payments.

     Neither the Company nor any Restricted Subsidiary will, directly or indirectly:

    (a) declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary) in respect of the Company's or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or such Restricted Subsidiary, as applicable) or to the direct or indirect holders of the Company's or such Restricted Subsidiary's Equity Interests in their capacity as such,

    (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) Equity Interests of the Company or any Restricted Subsidiary or of any direct or indirect parent or Affiliate of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary),

   (c) make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except a payment of principal, interest or other amounts required to be paid at Stated Maturity, o r

   (d) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (a) , (b) , (c) and (d) being referred to as a "Restricted Payment"),

if at the time of such proposed Restricted Payment or immediately after giving effect thereto,

   (a) a Default or an Event of Default has occurred and is continuing or would result therefrom,

   (b) the Company is not, or would not be, able to Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described in the second paragraph of Section 4.8 hereof, or

   (c) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of the Company) exceeds or would exceed the sum, without duplication, of:

       (i) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on the Issue Date and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available ending not more than 135 days prior to the date of determination, plus

       (ii) 100% of the aggregate net cash proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company or the conversion of debt securities or Disqualified Capital Stock into Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (a) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or
     (b) contributed, extended, guaranteed or advanced by the Company or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)), plus

       (iii) 100% of the aggregate cash received by the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after the Issue Date) to purchase Qualified Capital Stock of the Company, plus

       (iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, principal repayments, or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted Investment, in each such case (a) reduced by the amount of any Amount Limitation Restoration (as defined below) for such Restricted Investment and (b) valued at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), plus

       (v) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (A) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (B) the fair market value of such Restricted Investments as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the date of this Indenture, the amount of the Company's Restricted Investment therein as determined under the last paragraph of this Section 4.7, plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the date of this Indenture; provided that any amount so determined in (A) or (B) shall be reduced to the extent that such Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitations of clause (d) (including (d)(i)) or (f) below.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

     (a) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration or the giving of such notice for purposes of this clause (a);

     (b) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

     (c) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate or junior in right of payment to the Notes or the Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company or for Permitted Refinancing Indebtedness, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to an Obligor) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (B) Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause
(c) and would not result therefrom;

     (d) Restricted Payments in an amount not in excess of $50 million in the aggregate for all such Restricted Payments made in reliance upon this clause (d) , for the purpose of (i) Limited Real Estate Development not to exceed $25 million or (ii) developing, constructing, improving or acquiring (a) a Casino or Casinos or, if applicable, any Related Business in connection with such Casino or Casinos or (b) a Related Business to be used primarily in connection with an existing Casino or Casinos;

     (e) redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over the Company or any Restricted Subsidiary or deemed necessary by the Board of the Company in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

     (f) other Restricted Payments not to exceed $20 million in the aggregate; provided no Default or Event of Default then exists or would result therefrom;

     (g) repurchases by the Company of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees and directors of the Company or any of its respective Subsidiaries upon death, disability or termination of employment or directorship of such employees or directors;

     (h) the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

          (i) to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Company or any Restricted Subsidiary),

          (ii) to the extent that they constitute dividends or other distributions on minority interests in Equity Interests of Restricted Subsidiaries pursuant to requirements under partnership agreements or organizational or membership agreements of other pass-through entities,

          (iii)  to the extent required by applicable law, or

          (iv) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary, the payment of which amounts under this clause (iv) is required by the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document;

     provided, that except in the case of clause (iii), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided further that, except in the case of clause (iii) or (iv), such distributions are made pro rata with the distributions paid contemporaneously to the Company or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

     (i) Investments in Unrestricted Subsidiaries, joint ventures, partnerships or limited liability companies consisting of conveyances of substantially undeveloped real estate in a number of acres which, after giving effect to any such conveyance, would not exceed in the aggregate for all such conveyances after the Issue Date, 50% of the sum of (i) the acres of undeveloped real estate held by the Company and its Restricted Subsidiaries on the date of such conveyance plus (ii) the acres of undeveloped real estate previously so conveyed by the Company and its Restricted Subsidiaries after the Issue Date; provided, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom; or

     (j) Investments, not to exceed $15 million in the aggregate, in any combination of (i) readily marketable equity securities and (ii) assets of the kinds described in the definition of "Cash Equivalents"; provided, that for the purposes of this clause (j), such Investments may be made without regard to the rating requirements or the maturity limitations set forth in such definition .

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clauses (b), (c), (d), (f),
(h) and (i) of this paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation. Restricted Payments under clauses (d), (d)(i),
(f) and (j) shall be limited to the respective amounts of $50 million, $25 million, $20 million and $15 million set forth in such clauses (each, an "Amount Limitation"). The Amount Limitation for each clause shall be permanently reduced at the time of any Restricted Payment made under such clause; provided, however, that to the extent that a Restricted Investment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of such Restricted Investment, valued, in each such case at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), then the Amount Limitation for such clause shall be increased by the amount so received by the Company or a Restricted Subsidiary (an "Amount Limitation Restoration"). In no event shall the aggregate Amount Limitation Restorations for a Restricted Investment exceed the original amount of such Restricted Investment.

     With respect to clauses (d), (d)(i) and (f) above, the respective Amount Limitation under each such clause, as applicable, shall also be increased when any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (each such increase also referred to as an "Amount Limitation Restoration") by the lesser of (i) the fair market value of the Restricted Investment made under clause (d), (d)(i) or (f) in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary as of the date of redesignation, as the case may be, or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the date of this Indenture, the amount of the Company's Restricted Investment therein as determined under the last paragraph of this Section 4.7, plus the aggregate fair market value of any additional Investments (each valued as of the date made) made under clause (d), (d)(i) or (f) in such Unrestricted Subsidiary after the date of this Indenture.

     Not less than once each fiscal quarter, the Company shall deliver to the Trustee an Officers' Certificate stating that each Restricted Payment (and any Amount Limitation Restoration relied upon in making such Restricted Payment) made during the prior fiscal quarter complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company's latest available internal quarterly financial statements. In the event that the Company makes one or more Restricted Payments in an amount exceeding $3 million that have not been covered by an Officers' Certificate issued pursuant to the immediately preceding sentence, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments (and any Amount Limitation Restoration relied upon in making such Restricted Payment) comply with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company's latest available internal quarterly financial statements.

     The Board of the Company may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (a) the net book value of such Investments at the time of such designation, (b) the fair market value of such Investments at the time of such designation, and (c) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.8.  Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company will not, directly or indirectly (a) Incur any Indebtedness or issue any Disqualified Capital Stock, other than Permitted Indebtedness, or (b) cause or permit any of its Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness.

     Notwithstanding the foregoing limitations, the Company may issue Disqualified Capital Stock, and any Obligor may Incur Indebtedness (including, without limitation, Acquired Debt) or issue preferred stock, if (a) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence or issuance or would result as a consequence of such proposed Incurrence or issuance, and (b) immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Company's Consolidated Coverage Ratio would not be less than 2.00:1.00.

     Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (k) of such definition or is entitled to be Incurred pursuant to the second paragraph of this Section 4.8, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. The Company may reclassify such Indebtedness from time to time in its sole discretion. Accrual of interest and the accretion of principal amount will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.8.

Section 4.9.  Asset Sales.

     No Obligor will, directly or indirectly, consummate or enter into a binding commitment to consummate an Asset Sale unless (a) such Obligor, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board of such Obligor), and (b) at least 75% of the consideration received by such Obligor from such Asset Sale will be cash or Cash Equivalents and will be received at the time of the consummation of any such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash: (i) any liabilities as shown on the Obligors' most recent balance sheet (or in the notes thereto) (other than (A) Indebtedness subordinate in right of payment to the Notes, (B) contingent liabilities, (C) liabilities or Indebtedness to Affiliates of the Company and
(D) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and (ii) to the extent of the cash received, any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by such Obligor into cash within 60 days of receipt.

     Notwithstanding the foregoing, an Obligor will be permitted to consummate an Asset Sale without complying with the foregoing provisions if (a) such Obligor receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such Obligor) as set forth in an Officers' Certificate delivered to the Trustee, (b) the transaction constitutes a "like-kind exchange" of the type contemplated by Section 1031 of the Internal Revenue Code, and (c) the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such Obligor in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any Productive Assets constituting cash or Cash Equivalents received by such Obligor in connection with such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above.

     Upon the consummation of an Asset Sale, the Company or the affected Obligor will be required to apply all Net Cash Proceeds that are received from such Asset Sale within 360 days of the receipt thereof either (a) to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by this Indenture, or (b) to permanently prepay or repay Indebtedness of any Obligor other than Indebtedness that is subordinate in right of payment to the Notes. Pending the final application of any such Net Cash Proceeds, the Obligors may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Indenture.

     On the 361st day after an Asset Sale or such earlier date, if any, as the Board of the Company or the affected Obligor determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (a) or (b) of the preceding paragraph (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (a) or (b) of the preceding paragraph (each a "Net Proceeds Offer Amount"), will be applied by the Company to make an offer to purchase (the "Net Proceeds Offer"), in accordance with the procedures set forth in Section 3.9 hereof, on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis (A) Notes at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, thereon on the Net Proceeds Offer Payment Date and (B) 9 1/2% Notes to the extent required by the terms thereof; provided that if at any time within 360 days after an Asset Sale any non-cash consideration received by the Company or the affected Obligor in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Obligors may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of this Indenture). Upon completion of a Net Proceeds Offer, the Net Proceeds Offer Amount relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any non-cash proceeds received in connection with an Asset Sale) that are distributed to or received by any Obligor will be required to be applied by the Obligors in accordance with the provisions of this paragraph.

     Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Issue Date of the Notes from all Asset Sales by the Obligors in respect of which a Net Proceeds Offer has not been made aggregate at least $10 million at which time the affected Obligor will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (each date on which the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more will be deemed to be a Net Proceeds Offer Trigger Date). In connection with any Asset Sale with respect to assets having a book value in excess of $10 million or as to which it is expected that the aggregate consideration therefor to be received by the affected Obligor will exceed $10 million in value, such Asset Sale will be approved, prior to the consummation thereof, by the Board of the applicable Obligor.

Section 4.10.  Transactions with Affiliates.

     No Obligor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is, considered in light of any Series of related transactions of which it comprises a part, on terms that are fair and reasonable and no less favorable to such Obligor than those that might reasonably have been obtained at such time in a comparable transaction or Series of related transactions on an arms-length basis from a Person that is not such an Affiliate, (b) with respect to any Affiliate Transaction involving aggregate consideration of $5 million or more, a majority of the disinterested members of the Board of the Company (and of any other affected Obligor, where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have reasonably and in good faith determined, as evidenced by a resolution of its Board, that such Affiliate Transaction meets the requirements of the foregoing clause, and (c) with respect to any Affiliate Transaction involving value of $15 million or more, the Board of the applicable Obligor shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to such Obligor from a financial point of view.

     The foregoing restrictions will not apply to (a) reasonable fees and compensation (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Obligors as determined in good faith by the Board or senior management of the Company, (b) any transaction solely between or among Obligors and Restricted Subsidiaries to the extent any such transaction is otherwise in compliance with, or not prohibited by, this Indenture, (c) any Restricted Payment permitted by the terms of Section 4.7 hereof or (d) provision of management services (including any agreements therefor) to an Unrestricted Subsidiary in connection with the development, construction and operation of gaming facilities, provided the Obligor is reimbursed for all costs and expenses it incurs in providing such services.

Section 4.11.  Continued Existence.

     Except as otherwise provided in Article 5 hereof, each of the Obligors shall do or shall cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Obligor and each such Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of each Obligor and each Subsidiary; provided, however, that no Obligor shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.12.  Offer to Repurchase Upon Change of Control.

     Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase. Within 30 days following any of a Change of Control, the Company shall mail a notice to the Trustee and each Holder stating that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Notes tendered will be accepted for payment; the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book entry transfer, to the Company, the depository (if appointed by the Company) or to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; that Holders will be entitled to withdraw their elections if either the Company, the depository or the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and a brief summary of the circumstances and relevant facts regarding such Change of Control. The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable Holders to tender their Notes.

     On the Change of Control Payment Date, the Company will, to the extent lawful (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and (c) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Prior to complying with the provisions of this Section 4.12, but in any event within 90 days following a Change of Control, the Company will either (a) repay all Obligations outstanding with respect to Senior Debt, (b) obtain the requisite consents, if any, from the holders of Senior Debt to permit the Company to repurchase Notes under this Section 4.12; or (c) deliver to the Trustee an Officer's Certificate to the effect that no action of the kind described in clause (a) or (b) is necessary.

Section 4.13.  Limitation on Liens.

     No Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, securing Indebtedness that is pari passu with or subordinate in right of payment to the Notes or the Guarantees, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless (a) in the case of any Lien securing Indebtedness that is pari passu in right of payment with the Notes or the Guarantees, the Notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such

Lien, and (b) in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guarantees, the Notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

Section 4.14. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     No Obligor will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances to or pay any Indebtedness or other obligations owed to any Obligor or to any Restricted Subsidiary, or (c) transfer any of its property or assets to any Obligor or to any Restricted Subsidiary (each such encumbrance or restriction in clause (a), (b) or (c), a "Payment Restriction"). However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of (i) applicable law or required by any Gaming Authority; (ii) this Indenture; (iii) customary non-assignment provisions of any purchase money financing contract or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary; (iv) any instrument governing Acquired Debt Incurred in connection with an acquisition by any Obligor or Restricted Subsidiary in accordance with this Indenture as the same is in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased; (v) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with this Indenture solely in respect of the assets to be sold pursuant to such contract; (vi) any restrictions of the nature described in clause (c) above with respect to the transfer of assets secured by a Lien that is permitted by this Indenture to be Incurred; (vii) any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the holders of the Notes in any material respect in the good faith judgment of the Board of the Company than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced; or (viii) Indebtedness or Investments existing on the Issue Date, as in effect on the Issue Date.

Section 4.15.  No Subordinated Debt Senior To The Notes or Guarantees.

     Notwithstanding the provisions of Section 4.8 hereof, no Obligor shall Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or the Guarantees.

Section 4.16.  Material Restricted Subsidiaries  To Become Guarantors.

     The Company shall cause each Person which becomes a Material Restricted Subsidiary after the Issue Date to become a Guarantor by executing and delivering an Addendum to Guaranty in accordance with Section 12.10 hereof, subject to applicable Gaming Laws. The Company shall use its best efforts to obtain all Gaming Approvals necessary to permit their Material Restricted Subsidiaries to become Guarantors as promptly as is practicable.

Section 4.17.  Lines of Business.

     No Obligor will engage in any lines of business other than the Core Businesses.

                                  ARTICLE 5.
                                  SUCCESSORS

Section 5.1.  Merger, Consolidation, or Sale of Assets.

     No Obligor may, in a single transaction or a Series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of such Obligor's properties or assets whether as an entirety or substantially as an entirety to any Person or adopt a Plan of Liquidation unless:

     (a) either (i) in the case of a consolidation or merger, such Obligor shall be the surviving or continuing corporation, or (ii) the Person (if other than such Obligor) formed by such consolidation or into which such Obligor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of such Obligor and of such Obligor's Subsidiaries substantially as an entirety, or in the case of a Plan of Liquidation, the Person to which assets of such Obligor and such Obligor's Subsidiaries have been transferred (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and, if applicable, the Guarantees and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of such Obligor to be performed or observed;

     (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(B) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Obligors, including any such other Person becoming an Obligor through the operation of clause (a)(ii) above would have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Obligor immediately preceding the transaction;

     (c) in the event that such transaction involves (i) the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction) and/or (ii) the assumption contemplated by clause (a)(ii)(B) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), then immediately after giving effect to such incurrence and/or assumption under clauses (i) and (ii), (A) the Obligors, including any such other Person becoming an Obligor through the operation of clause (a)(ii) above could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test set forth in Section 4.8 hereof or (B) any other Person which would, as a result of the applicable transaction, properly classify such Obligor as a consolidated subsidiary in accordance with GAAP, satisfied the conditions set forth in clause (a)(ii)(A) above and either
(1) also satisfied the condition set forth in clause (a)(ii)(B) above and caused each acquired Person to become a Guarantor or (2) became a Guarantor, and, in either such case, after giving effect to such assumption of the Notes or Incurrence of Obligations under the Guaranty, such assuming or guarantying Person would be able to Incur at least $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test described in Section 4.8 hereof;

     (d) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a) (ii)(B) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

     (e)  such Obligor or such other Person shall have delivered to the Trustee
(i) an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and (ii) a certificate from the Company's independent certified public accountants stating that such Obligor has made the calculations required by clause (b) above in accordance with the terms of this Indenture and the Notes after the consummation of such transaction.

     Notwithstanding clauses (b) and (c) above (i) any Restricted Subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Company or to a Restricted Subsidiary, and (ii) any Obligor may consolidate with or merge with or into any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation of such Obligor.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or Series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.2.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of any Obligor in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which such Obligor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, or any successor Person described in Section 5.1(a)(ii) above, shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to such Obligor shall refer instead to the successor Person and not to such Obligor), and may exercise every right and power of such Obligor under this Indenture with the same effect as if such successor Person had been named as an Obligor herein; provided, however, that the predecessor Obligor shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of such Obligor's assets that meets the requirements of Section 5.1 hereof.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.1.  Events of Default.

     An event of default (an "Event of Default") shall occur upon the happening of any of the following (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, Rule or regulation of any administrative or governmental body):

     (a) the failure to pay interest or Liquidated Damages on any Note or Guaranty for a period of 30 days or more after the same becomes due and payable (whether or not such payment is prohibited by the provisions of Article 10 hereof); or

     (b) the failure to pay the principal or premium, if any, on any Note or Guaranty when such principal or premium amount becomes due and payable, at maturity, upon acceleration or redemption, pursuant to a Net Proceeds Offer, a Change of Control Offer or otherwise (whether or not such payment is prohibited by the provisions of Article 10 hereof); or

     (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture, the Notes or the Guarantees for 60 days after notice to the Company by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding voting as a single class; or

     (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Obligor (or the payment of which is guaranteed by any Obligor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; or

     (e) one or more judgments in an aggregate amount in excess of $10 million (which are not paid or covered by third-party insurance by financially sound carriers or underwriters that have acknowledged liability in writing) being rendered against any Obligor and such judgment or judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

     (f) any Obligor (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors, or (F) takes any formal corporate action to authorize or effect any of the foregoing; or

     (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of any Obligor in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of any Obligor, (ii) appoint a custodian of any Obligor or for substantially all of its property, or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (h) any Holder of at least $10 million in aggregate principal amount of Indebtedness of any Obligor shall commence judicial proceedings to foreclose upon assets of any Obligor having an aggregate fair market value, individually or in the aggregate, of at least $10 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

The Company shall provide an Officers' Certificate to the Holders and the Trustee promptly upon any Officer of the Company obtaining knowledge of any Default or Event of Default (provided, however, that pursuant to the reporting requirements of Section 4.4 hereof such Officer shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Section 6.2.  Acceleration.

     If an Event of Default (other than an Event of Default specified in clauses
(f) or (g) of Section 6.1 hereof) occurs and is continuing, then and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest, premium and Liquidated Damages on all the Notes and Guarantees then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) specifying the Event of Default and that it is a "notice of acceleration" and on the fifth Business Day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest, premium and Liquidated Damages on all the Notes or the Guarantees then outstanding will become immediately due and payable, notwithstanding anything contained in this Indenture, the Notes or the Guarantees to the contrary. Upon the occurrence of any Event of Default specified in clauses (f) or (g) of Section 6.1 hereof, the principal amount, together with any accrued and unpaid interest, premium and Liquidated Damages, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person. Holders of the Notes may not enforce this Indenture, the Notes or the Guarantees except as provided herein.

     After a declaration of acceleration, but before a judgment decree of money due in respect to the Notes has been obtained, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     If an Event of Default occurs on or after February 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any Obligor with the intention of avoiding payment of the premium that the Company would have had to pay had the Company then elected to redeem the Notes pursuant to Section 3.7 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this

Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any Obligor with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on February 15 of the years set forth below, as set forth below (expressed as a percentage of the principal to the date of payment that would otherwise be due but for the provisions of this sentence):

             YEAR                                                       PERCENTAGE
             ----                                                      -----------
           1999.                                                          109.25%
           2000.                                                       108.09375%
           2001.                                                        106.9375%
           2002.                                                       105.78125%

Section 6.3.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes or Guarantees (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted solely from such acceleration). The waiver by the holders of any Indebtedness described in clause (d) of Section 6.1 of the predicating default under such Indebtedness shall be deemed a waiver of such Default or Event of Default arising under, and a rescission of any acceleration resulting from the application of clause (d) , from the effective date, during the effective period and to the extent of, the waiver by the holders of such other Indebtedness. Upon any waiver granted or deemed granted in accordance with the terms hereof, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.6.  Limitation on Suits.

     A Holder of a Note may pursue a remedy (including, without limitation, the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee) with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

    (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

    (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to any Obligor, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Section 10.6 hereof, pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

     Third: to or at the direction of the Company, or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE 7.
                                   TRUSTEE

Section 7.1.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm the mathematical accuracy thereof).

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from any Obligor shall be sufficient if signed by an Officer of such Obligor.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.3.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with any Obligor or any Affiliate of any Obligor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to any Obligor or upon any Obligor's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the

Trustee obtains knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.  Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S)313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)
(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c) .

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d) . The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time such reasonable compensation as shall be agreed between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Obligors shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses, including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture, the Registration Rights Agreement or the Notes against any Obligor (including this Section 7.7) and defending itself against any claim (whether asserted by any Obligor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Obligors of their obligations hereunder. The Obligors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Obligors shall pay the reasonable fees and expenses of such counsel. No Obligor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of any Obligor under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     To secure the Obligor's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.8.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided in Section 7.7 hereof.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Obligors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board evidenced by resolutions set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.2.  Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(b) the Company's obligations with respect to such Notes under Article 2 and
Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.  Covenant Defeasance.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, and 4.15 hereof and (b) and (c) of Section 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(e) and 6.1(h) hereof shall not constitute Events of Default.

Section 8.4.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be as well as the fees and expense of the Trustee and its counsel;

     (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(f) or 6.1(g) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any Obligor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.  Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of an order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Obligors under this Indenture, the Guarantees and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.  Without Consent of Holders of Notes.

     Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 10 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) to provide for issuance of Series B Senior Subordinated Notes pursuant to the Registration Rights Agreement (which will have terms substantially identical in all material respects to the Notes except that the transfer restrictions contained in the Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Notes as a single issue of securities; or

     (g) to allow any Guarantor to execute a supplemental indenture and/or a Guaranty with respect to the Notes.

     Upon the request of the Company accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.  With Consent of Holders of Notes.

     Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Section 3.9, 4.9 and 4.12 hereof, including the defined terms used therein), the Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 66 2/3% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may (a) make any change to
Article 10 hereof or (b) release any Guarantor from its obligations under any Guaranty, in either case if such amendment or waiver would adversely affect the rights of any Holder. Section 2.8 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.2.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, and except as otherwise provided in this Section 9.2 the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by any Obligor with any provision of this Indenture, any Guaranty or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.9, 4.9 and 4.12 hereof);

    (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

    (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

    (e)   make any Note payable in money other than that stated in the Notes;

    (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

    (g) waive a redemption payment with respect to any Note (other than payment required by Sections 3.9, 4.9 and 4.12 hereof); or

    (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

Section 9.3.  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date upon which the requisite consents for the applicable amendment, supplement or waiver have been obtained. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.5.  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Obligors may not sign an amendment or supplemental indenture until their Boards approve it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                 SUBORDINATION

Section 10.1.  Agreement to Subordinate.

     Each Obligor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note and the Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter Incurred), and that the subordination is for the benefit of the holders of Senior Debt. No holder of Senior Debt need prove its reliance on this Article 10 to enforce the provisions hereof.

Section 10.2.  Certain Definitions.

     "Accrued Bankruptcy Interest" means, with respect to any Senior Debt, all interest accruing thereon after the filing of a petition or commencement of any other proceeding by or against any Obligor under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

     "Designated Senior Debt" means any Indebtedness under the Bank Credit Facility (which is outstanding or which the lenders thereunder have a commitment to extend) and, if applicable, any other Senior Debt permitted under this Indenture, the principal amount (committed or outstanding) of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Hedging Obligations" means all obligations of the Obligors arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Senior Debt" means, with respect to any Obligor, (a) all Indebtedness of such Obligor outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (b) any other Indebtedness permitted to be Incurred by such Obligor under the terms of this Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (c) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by such Obligor, (ii) any Indebtedness of such Obligor to any of its Restricted Subsidiaries or other Affiliates, (iii) any trade payables, (iv) any Indebtedness that is incurred in violation of this Indenture and (v) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Obligor. Notwithstanding anything in this Indenture to the contrary, Senior Debt shall not include the 9 1/2% Notes.

     A distribution may consist of cash, securities or other property, by set-off or otherwise.

     All Designated Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash with respect to such Designated Senior Debt and all other Obligations with respect thereto including, without limitation, all Accrued Bankruptcy Interest.

Section 10.3.  Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of any Obligor in a liquidation or dissolution of such Obligor or in a proceeding under Bankruptcy Law relating to such Obligor or its property, in an assignment for the benefit of creditors or any marshaling of such Obligor's assets and liabilities:

     (a) holders of Senior Debt shall be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including Accrued Bankruptcy Interest) and to have all outstanding Letter of Credit Obligations and applicable Hedging Obligations fully cash collateralized before the Trustee or the Holders shall be entitled to receive any payment or distribution on Obligations with respect to the Notes and the Guarantees (except that the Trustee or the Holders may receive payments and other distributions made from any defeasance or redemption trust created pursuant to Article 8 or the last paragraph of Section 3.5 hereof and the issuance of Permitted Junior Securities); and

     (b) until all Obligations with respect to Senior Debt (as provided in clause (a) above) are paid in full and all outstanding Letter of Credit Obligations and applicable Hedging Obligations are fully cash collateralized, any distribution to which the Trustee or the Holders would be entitled but for this Article, including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of the Notes and Guarantees, shall be made to holders of Senior Debt or their Representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including, without limitation, Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto (except that Holders may receive payments and other distributions made from any defeasance or redemption trust created pursuant to Article 8 or the last paragraph of Section 3.5 hereof and the issuance of Permitted Junior Securities hereof), as their respective interests may appear.

     Any holder of Designated Senior Debt may file any proof of claim or similar document on behalf of the Trustee or any Holder if such a document has not been filed by the date which is 30 days prior to the last day specified for filing of such documents. In any proceeding under Bankruptcy Law, neither the Trustee nor any Holder shall initiate, or vote in support of, any challenge to the rights of the holders of Senior Debt.

Section 10.4.  Default on Designated Senior Debt.

     The Obligors may not make any payment or distribution to the Trustee or any Holder in respect of Obligations arising under in connection with the Notes or the Guarantees and may not acquire from the Trustee or any Holder any Notes or Guarantees for cash or property (other than payments and other distributions made from any defeasance or redemption trust created pursuant Article 8 or the last paragraph of Section 3.5 hereof and the issuance of Permitted Junior Securities) until all principal and other Obligations arising under or in connection with the Senior Debt have been paid in full or fully cash-collateralized, if not yet due if:

     (a) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise), or any judicial proceeding is pending to determine whether any such default has occurred; or

     (b) a default or event of default (as such terms may be defined in any agreement, indenture or other document governing such Designated Senior Debt), other than a payment default described in subSection (a) above, on Designated Senior Debt, including any default or event of default that would result upon any payment or distribution with respect to the Notes or the Guarantees, that would cause or permit the acceleration of the maturity of the Designated Senior Debt, occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the affected Obligors or the holders of any Designated Senior Debt. If the

Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

     If the Company is prohibited from making payments on or distributions in respect of the Notes or from acquiring any Notes under subSection (a) or (b) above, the Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon:

          (i) in the case of any prohibition referred to in Section 10.4(a) hereof, the date upon which the default, event of default or other event giving rise to such prohibition is cured or waived or shall have ceased to exist, unless another default, event of default or other event that would prohibit such payment, distribution or acquisition under Section 10.4(a) has occurred and is continuing, or all Obligations in respect of such Designated Senior Debt shall have been discharged or paid in full, o r

          (ii) in the case of any prohibition referred to in Section 10.4(b) hereof, the earlier of the date on which the default, event of default or other event giving rise to such prohibition is cured or waived or 179 days pass after the relevant Payment Blockage Notice is received by the Trustee thereunder, unless the maturity of any Designated Senior Debt has been accelerated, in each such case, if this Article otherwise permits the payment, distribution or acquisition.

     The provisions of this Article shall not be construed to prohibit the Company from repurchasing, redeeming, repaying or prepaying any or all of the Notes to the extent required to do so by any Gaming Authority having authority over any Obligor.

Section 10.5.  Acceleration of Notes.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 10.6.  When Distribution Must Be Paid Over.

     If, notwithstanding the provisions of Sections 10.3 and 10.4, any direct or indirect payment or distribution on account of principal of or interest on or other Obligations with respect to the Notes or Guarantees or acquisition, repurchase, redemption, retirement or defeasance of any of the Notes or Guarantees shall be made by or on behalf of any Obligor (including any payments or distribution by any liquidating trustee or agent or other Person in a proceeding referred to in Section 10.3) and received by the Trustee or any Holder at a time when such payment or distribution was prohibited by the provisions of Section 10.3 or 10.4 or such payment or distribution was required to be made to holders of Senior Debt or their Representatives, then, unless and until such payment or distribution is no longer prohibited by Section 10.3 or 10.4, such payment or distribution shall be received, segregated from other funds or assets and held in trust by the Trustee or such Holder, as the case may be, for the benefit of, and shall be immediately paid or delivered over to, those Persons known to the Trustee or, as the case may be, such Holder, as, or identified by the Company as, or to a fund for the benefit of, the holders of Senior Debt or their Representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including, without limitation, Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto held or represented by each, until the principal of all Senior Debt, interest (including Accrued Bankruptcy Interest) thereon and all other

Obligations with respect thereto have been paid in full and all outstanding Letter of Credit Obligations and applicable Hedging Obligations have been fully cash collateralized. Any distribution to the holders of Senior Debt or their Representatives of assets other than cash may be held by such holders or such Representatives as additional collateral without any duty to the Holder to liquidate or otherwise realize on such assets or to apply such assets to any Senior Debt or other Obligations relating thereto.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to or on behalf of Holders or any Obligor or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee. Nothing in this Section 10.6 shall affect the obligation of any Person other than the Trustee to hold such payment or distribution for the benefit of, and to pay or deliver such payment or distribution over to, the holders of Senior Debt or their Representatives.

Section 10.7.  Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or Guarantees to violate this Article, but failure to give such notice shall not affect the subordination of the Notes and the Guarantees to the Senior Debt as provided in this Article.

Section 10.8.  Subrogation.

     After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes and Guarantees) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Obligors and Holders, a payment by any Obligor on the Notes or the Guarantees.

Section 10.9.  Relative Rights.

     This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Article 10 shall:

     (a) impair, as between the Obligors and Holders, the obligation of the Obligors, which is absolute and unconditional, to pay principal of and interest, including Liquidated Damages, if any, on the Notes and the Guarantees in accordance with their terms;

     (b) affect the relative rights of Holders and creditors of the Obligors other than their rights in relation to holders of Senior Debt; or

     (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

     If any Obligor fails because of this Article to pay principal of or interest, including Liquidated Damages, if any, on a Note or Guaranty on the due date, the failure is still a Default or Event of Default.

Section 10.10.  Subordination May Not Be Impaired by Obligors.

     No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes and the Guarantees shall be impaired by any act or failure to act by any Obligor or any Holder of Notes and Guarantees or any holder of Senior Debt or by the failure of any Obligor or any Holder of Notes and Guarantees or any holder of Senior Debt to comply with this Indenture regardless of any knowledge thereof that any such Holder of Notes or holder of Senior Debt, as the case may be, may have or be otherwise charged with. The holders of Senior Debt may extend, renew, restate, supplement, modify or amend the terms of the Senior Debt or any Obligations with respect thereto or any security therefor and release, sell or exchange such security and otherwise deal freely with any Obligor and its Subsidiaries and Affiliates all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture that adversely affects the subordination of the Notes and Guarantees or other provisions of this Article 10 shall be effective against the holders of the Designated Senior Debt unless the requisite percentage of such holders have consented thereto.

     Each Holder of the Notes and Guarantees by its acceptance thereof: (a) acknowledges and agrees that the holders of any Senior Debt or their Representative, in its or their discretion, and without affecting any rights of any holder of Senior Debt under this Article 10, may foreclose any mortgage or deed of trust covering interest in real property securing such Senior Debt or any guarantee thereof by judicial or nonjudicial sale, even though such action may release an Obligor or any guarantor of such Senior Debt from further liability under such Senior Debt or any guarantee thereof or may otherwise limit the remedies available to the holders thereof; and (b) hereby waives any defense that such Holder may otherwise have to the enforcement of this Article 10 by any holder of any Senior Debt or any Representative of such holder against such Holder after or as a result of any action, including any such defense based on any loss or impairment of rights of subrogation.

     If at any time any payment of Obligations with respect to any Senior Debt is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of any Obligor or otherwise, the provisions of this Article 10 shall continue to be effective or reinstated, as the case may be, to the same extent as though such payments had not been made.

Section 10.11.  Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of any Obligor referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

     Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

Section 10.12.  Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes and Guarantees, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes and Guarantees to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13.  Authorization to Effect Subordination.

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

     Each Obligor, the Trustee and each Holder by their acceptance of the Notes acknowledge that damages would be inadequate to compensate the holders of Senior Debt for any breach or default by any Obligor, the Trustee or any such Holder of its obligations under this Article 10, and, therefore, agree that the holders of Senior Debt and their Representatives shall be entitled to equitable relief, including injunctive relief and specific performance, in the enforcement thereof.

Section 10.14.  Amendments.
     (a) The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt unless such amendment or modification does not adversely affect the holders of such Senior Debt.

     (b) Without the consents of the Holders of at least 66 2/3% in principal amount of the Notes then outstanding, no Obligor will amend, modify or alter the terms of any indebtedness subordinated to the Notes or the Guarantees in any way that will (i) increase the rate of or change the time for payment of interest on any indebtedness subordinated to the Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any such subordinated indebtedness, (iii) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase such subordinated indebtedness or (iv) amend the subordination provisions of any documents, instruments or agreements governing any such subordinated indebtedness, except to the extent that any of the foregoing would be required to permit any Obligor to make a Restricted Payment permitted by Section 4.7 hereof.

Section 10.15.  Notes are Pari Passu with the 9 1/2% Notes.

     The Obligations in respect of the Notes and the Guarantees are on a parity with the Obligations in respect of the 9 1/2% Notes and the guarantees thereof in right of payment.

                                  ARTICLE 11.
                                 MISCELLANEOUS

Section 11.1.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c) , the imposed duties shall control.

Section 11.2.  Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

       If to the Company and/or any Guarantor:

          Hollywood Park, Inc.
          1050 South Prairie Avenue
          P.O. Box 369
          Inglewood, CA 90306-0369
          Telecopier No.:  310/673-2582
          Attention:  G. Michael Finnigan

       With a copy to:

          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, CA 90067-4276
          Telecopier No.:  310/203-7199
          Attention:  Alvin G. Segel, Esq.

       If to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21 West
          New York, New York  10286
          Telecopier No.:  (212) 815-5915
          Attention:  Corporate Trust Administration

     Either the Company, any Guarantor or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3.  Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.4.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, except the initial authentication and delivery of the Notes on the Issue Date, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Such counsel may rely on representations, warranties and certificates of other Persons as to matters of fact, and may qualify the Opinion of Counsel with customary assumptions and exceptions.

Section 11.5.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.6.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of any Obligor, in such capacity, will have any liability for any obligations of any Obligor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 11.8.  Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES, AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.9.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of any Obligor or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.5. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE 12.
                                   GUARANTY

Section 12.1.  The Guaranty.

     Each Guarantor hereby absolutely and unconditionally, jointly and severally Guarantees and promises to pay to each Holder and the Trustee (each a "Beneficiary"), as their respective interests appear, on demand, in lawful money of the United States of America, any and all Guaranteed Obligations of the Company from time to time owed to the Beneficiaries. The term "Guaranteed Obligations" means any and all present and future obligations and liabilities of the Company of every type and description to the Beneficiaries under this Indenture, the Notes and the Registration Rights Agreement, whether for principal, premium (if any), interest, expenses, indemnities or other amounts, in each case whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. This Guaranty is a continuing guaranty of the Guaranteed Obligations and, except as otherwise provided in Section 9.2 or 12.10, may not be revoked and shall not otherwise terminate unless and until any and all Guaranteed Obligations have been indefeasibly paid and performed in full. Failing payment when due of any Guaranteed Obligation or any performance of any Guaranteed Obligation for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby covenants that this Guaranty shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guaranty.

Section 12.2.  Nature of Guaranty.

     The liability of each Guarantor under this Guaranty is independent of and not in consideration of or contingent upon the liability of the Company or any other Obligor and a separate action or actions may be brought and prosecuted against any Guarantor, whether or not any action is brought or prosecuted against the Company or any other Obligor or whether the Company or any other Obligor is joined in any such action or actions. This Guaranty given by each Guarantor shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

     (a) the legality, validity or enforceability of the Notes, this Indenture or any of the Guaranteed Obligations, or the Guaranty given by any other Guarantor (an "Other Guaranty");

     (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Company or any other Obligor against, and any right of set-off at any time held by, any Beneficiary; or

     (c) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any other Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other Obligor, in bankruptcy or in any other instance.

     Any payment by any Obligor or other circumstance that operates to toll any statute of limitations applicable to such Obligor shall also operate to toll the statute of limitations applicable to each Guarantor.

Section 12.3.  Authorization.

     Each Guarantor authorizes each Beneficiary, without notice to or further assent by such Guarantor, and without affecting any Guarantor's liability hereunder (regardless of whether any subrogation or similar right that such Guarantor may have or any other right or remedy of such Guarantor is extinguished or impaired or the risk to such Guarantor is materially increased), from time to time to do any or all of the following:

     (a) permit the Company to increase or create Guaranteed Obligations (including by issuing Series B Notes), or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Guaranteed Obligations or any part thereof, consent or enter into supplemental indentures or otherwise amend the terms and conditions of this Indenture, the Notes or the Registration Rights Agreement or any provision thereof;

     (b) take and hold collateral security from the Company or any other Person, perfect or refrain from perfecting a Lien on any such collateral security, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such collateral security or Lien or any part thereof;

     (c) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of such Beneficiary against the Company or any other Obligor in respect of any Guaranteed Obligations or any collateral security;

     (d) release, add or settle with any Obligor in respect of the Guaranty or the Guaranteed Obligations;

     (e) accept partial payments on the Guaranteed Obligations and apply any and all payments or recoveries from such Obligor or collateral security to such of the Guaranteed Obligations as any Beneficiary may elect in its sole discretion, whether or not such Guaranteed Obligations are secured or entitled to the benefits of Support Obligations;

     (f) refund at any time, at such Beneficiary's sole discretion, any payments or recoveries received by such Beneficiary in respect of any Guaranteed Obligations or collateral security; and

     (g) otherwise deal with the Company, any other Obligor and any collateral security as such Beneficiary may elect in its sole discretion.

Section 12.4.  Certain Waivers.

     Each Guarantor waives:

     (a) the right to require the Beneficiaries to proceed against the Company or any other Obligor, to proceed against or exhaust any collateral security or to pursue any other remedy in any Beneficiary's power whatsoever and the right to have the property of the Company or any other Obligor first applied to the discharge of the Guaranteed Obligations;

     (b) all rights and benefits under applicable law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

     (c) the benefit of any statute of limitations affecting the Guaranteed Obligations or any Guarantor's liability hereunder;

     (d) any requirement of marshaling or any other principle of election of remedies;

     (e) any right to assert against any Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that any Guarantor may now or any time hereafter have against the Company or any other Obligor;

     (f) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, filing of claims with a court in the event of insolvency or bankruptcy of the Company and, except to the extent expressly required by this Indenture, the Notes or the Registration Rights Agreement, all other notices of any kind, including (i) notice of any action taken or omitted by the Beneficiaries in reliance hereon, (ii) notice of any default by the Company or any other Obligor,
(iii) notice that any portion of the Guaranteed Obligations is due, (iv) notice of any action against the Company or any other Obligor, or any enforcement of other action with respect to any collateral security, or the assertion of any right of any Beneficiary hereunder; and

     (g) all defenses that at any time may be available to any Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect.

Section 12.5. No Subrogation; Certain Agreements.

     (a) EACH GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT ANY BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT
OF THE GUARANTEED OBLIGATIONS AGAINST THE COMPANY OR OTHER OBLIGOR (OTHER
THAN RIGHTS OF CONTRIBUTION FROM OTHER GUARANTORS), ANY AND ALL BENEFITS OF
AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL
PROPERTY, NOW OR HEREAFTER HELD BY ANY BENEFICIARY, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (WITHIN THE MEANING OF APPLICABLE BANKRUPTCY LAW) ANY GUARANTOR MAY HAVE AGAINST THE COMPANY, UNDER APPLICABLE LAW OR OTHERWISE,
AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT UNDER THE GUARANTY, WHETHER
OR NOT THE GUARANTEED OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

     (b) Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed
Obligations that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise any Guarantor of information regarding such condition or any such circumstances.

Section 12.6.  Bankruptcy No Discharge.

     (a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guaranty of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guaranty. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or conveyance.

     (b) Without limiting Section 12.2, the Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Company or any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations in or as a result of any such proceeding, whether or not assented to by any Beneficiary, (ii) any disallowance of all or any portion of any Beneficiary's claim for repayment of the Guaranteed
Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Beneficiary to file or enforce a claim against the Company or any other Obligor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of any Beneficiary's rights that may occur in any such proceeding,
(vii) any election by any Beneficiary under Section 1111(b)(2) of the Bankruptcy Code, or (viii) any borrowing or grant of a Lien under Section
364 of the Bankruptcy Code. Each Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of any such proceeding with respect to the Company and each other
Obligor.

     (c) Notwithstanding anything in this Article Twelve to the contrary, any Event of Default under Section 6.1(f) or (g) of this Indenture shall render all Guaranteed Obligations automatically due and payable for purposes of the Guaranty, without demand on the part of the Trustee or any Holder.

     (d) Notwithstanding anything to the contrary herein contained, the Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Guaranteed Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving the Company, any other Obligor or otherwise, if the proceeds of any collateral security are required to be returned by such Beneficiary under any such circumstances, or if any Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

Section 12.7.  Execution and Delivery of Guaranty.

     To evidence its Guaranty set forth in Section 12.1, each Guarantor hereby agrees that a notation of such Guaranty substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, Chief Financial Officer or one of its Vice Presidents.

     Each Guarantor hereby agrees that its Guaranty set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

     If an Officer whose signature is on this Indenture or on the Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.16 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guaranty in accordance with Section 4.16 hereof and this
Article 12, to the extent applicable.

Section 12.8.  Severability of Void Guaranteed Obligations Under Guaranty.

     The obligations of any Guarantor hereunder shall be limited to the maximum amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provisions of other Bankruptcy Law or comparable state law.

Section 12.9.  Right of Contribution.

     In order to provide for just and equitable contribution among the Guarantors in connection with the Guaranty, the Guarantors have agreed among themselves that if any Guarantor satisfies some or all of the Guaranteed Obligations (a "Funding Guarantor"), the Funding Guarantor shall be entitled to contribution from the other Guarantors that have positive Maximum Net Worth (as defined below) for all payments made by the Funding Guarantor in satisfying the Guaranteed Obligations, so that each Guarantor that remains obligated under the Guaranty at the time that a Funding Guarantor makes such payment (a "Remaining Guarantor") and has a positive Maximum Net Worth shall bear a portion of such payment equal to the percentage that such Remaining Guarantor's Maximum Net Worth bears to the aggregate Maximum Net Worth of all Remaining Guarantors that have positive Maximum Net Worth.

     As used herein, "Net Worth" means, with respect to any Guarantor, the amount, as of any date of calculation, by which the sum of a Person's assets (including subrogation, indemnity, contribution, reimbursement and similar rights that such Guarantor may have notwithstanding Section 12.5), determined on the basis of a "fair valuation" or their "fair salable value" (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code or other Bankruptcy Law and the relevant state fraudulent conveyance or transfer laws) is greater than the amount that will be required to pay all of such Person's debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation, but excluding liabilities arising under the Guaranty and excluding, to the maximum extent permitted by applicable law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Guaranteed Obligations arising out of loans or advances made to such Person by any other Person. "Maximum Net Worth" means, with respect to any Guarantor, the greatest of the Net Worths calculated as of the following dates: (A) the date on which the Guarantor becomes a Guarantor hereunder, (B) the date on which such Guarantor expressly reaffirms the Guaranty, (C) the date on which demand for payment is made on such Guarantor hereunder, (D) the date on which payment is made by such Guarantor hereunder or (E) the date on which any judgment, order or decree is entered requiring such Guarantor to make payment hereunder or in respect hereof. The meaning of the terms

"fair valuation" and "fair salable value" and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Bankruptcy Code, other Bankruptcy Law and applicable state fraudulent conveyance or transfer laws.

Section 12.10.  Additional Guarantors.

     Each Subsidiary that executes and delivers to the Trustee from time to time an Addendum to Guaranty after the Issue Date shall, from and after the date of such execution and delivery, be a Guarantor with the same effect as if such Subsidiary had been a signatory to this Indenture, and no such Addendum to Guaranty must be executed and delivered by any other Obligors. Each Obligor hereby consents to the execution, delivery and effectiveness of any such Addendum, whether or not it receives notice thereof. Subject to compliance with applicable Gaming Laws, each Person that becomes a Material Restricted Subsidiary of the Company after the date hereof shall automatically be deemed to be a Guarantor for all purposes of this Indenture, notwithstanding any such Material Restricted Subsidiary's failure to execute and deliver an Addendum to Guaranty as required by Section 4.16 hereof.

Section 12.11.  Release of a Guarantor.

     Upon either (a) the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture or (b) the substitution of a successor Person for any Guarantor as contemplated by Section
5.2 hereof, such Guarantor shall be released from, and thereupon cease to have or accrue any further liability under, its Guaranty. Upon receipt of an Officers' Certificate and Opinion of Counsel as to compliance with this Section
12.11 and, if applicable, the definition of "Unrestricted Subsidiary", the Trustee shall deliver to the Company an appropriate instrument evidencing such release.

                        [Signatures on following pages]

                                  SIGNATURES

                                    THE ISSUER
                                    ----------

Dated as of February 18, 1999        HOLLYWOOD PARK, INC.


                                     By: /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Chief Financial Officer

                                     THE GUARANTORS
                                     --------------

                                     BAY ST. LOUIS CASINO CORP.


                                     By: /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                     BAYVIEW YACHT CLUB, INC.


                                     By: /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                     BILOXI CASINO CORP.


                                     By: /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                     BOOMTOWN HOOSIER, INC.


                                     By: /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    BOOMTOWN HOTEL & CASINO, INC.


                                    By:  /s/   G. Michael Finnigan
                                         -------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Chief Financial Officer

                                    BOOMTOWN, INC.


                                    By:  /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    CASINO MAGIC AMERICAN CORP.


                                    By:  /s/  G. Michael Finnigan
                                         -------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    CASINO MAGIC CORP.


                                    By:  /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    CASINO MAGIC FINANCE CORP.


                                    By:  /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    CASINO ONE CORPORATION


                                    By:  /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    CRYSTAL PARK HOTEL & CASINO DEVELOPMENT
                                    COMPANY, LLC

                                    By its Manager
                                    HP/COMPTON, INC.


                                    By:  /s/  G. Michael Finnigan
                                         ------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Chief Financial Officer

                                    HOLLYWOOD PARK FALL OPERATING COMPANY


                                    By:  /s/  G. Michael Finnigan
                                         ----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Executive Vice President

                                    HOLLYWOOD PARK FOOD SERVICES, INC.


                                    By:  /s/  G. Michael Finnigan
                                         ----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Executive Vice President

                                    HOLLYWOOD PARK OPERATING COMPANY


                                    By:  /s/  G. Michael Finnigan
                                         ----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Chief Financial Officer

                                    HP CASINO, INC.


                                    By:  /s/  G. Michael Finnigan
                                         -----------------------------
                                         Name:  G. Michael Finnigan
                                         Chief Financial Officer

                                    HP/COMPTON, INC.


                                    By:  /s/  G. Michael Finnigan
                                         -----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Chief Financial Officer

                                    HP YAKAMA, INC.


                                    By:  /s/  G. Michael Finnigan
                                         -----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    HP YAKAMA CONSULTING, INC.


                                    By:  /s/  G. Michael Finnigan
                                         ----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    INDIANA VENTURES LLC


                                    By:  /s/  G. Michael Finnigan
                                         -----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    LOUISIANA GAMING ENTERPRISES, INC.


                                    By:  /s/  G. Michael Finnigan
                                         -----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Chief Financial Officer

                                    LOUISIANA-I GAMING, A LOUISIANA
                                    PARTNERSHIP IN COMMENDAM

                                    By its General Partner
                                    LOUISIANA GAMING ENTERPRISES, INC.


                                    By: /s/  G. Michael Finnigan
                                        ------------------------------
                                        Name:  G. Michael Finnigan
                                        Title:  Chief Financial Officer

                                    MARDI GRAS CASINO CORP.


                                    By:  /s/  G. Michael Finnigan
                                         -----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    MISSISSIPPI I-GAMING, L.P.

                                    By its General Partner
                                    BAYVIEW YACHT CLUB, INC.


                                    By:  /s/  G. Michael Finnigan
                                         -----------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    PINNACLE GAMING DEVELOPMENT CORP.


                                    By:  /s/  G. Michael Finnigan
                                         -------------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  President

                                    SWITZERLAND COUNTY DEVELOPMENT CORP.


                                    By:  /s/  G. Michael Finnigan
                                         -------------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President

                                    TURF PARADISE, INC.


                                    By:  /s/  G. Michael Finnigan
                                         -------------------------------
                                         Name:  G. Michael Finnigan
                                         Title:  Vice President


                                    THE TRUSTEE
                                    -----------

Dated as of February 18, 1999       THE BANK OF NEW YORK,



                                    By:  /s/  Thomas C. Knight
                                         ------------------------
                                         Name: Thomas C. Knight
                                         Title: Assistant Vice President

                                   Exhibit A
                                 (Face of Note)

                                                            CUSIP NO. _______

        [Series A] [Series B] 9 1/4% Senior Subordinated Notes due 2007

No. _____                                                         $__________
                              HOLLYWOOD PARK, INC.

promises to pay to___________________________________________________________

or registered assigns,

the principal sum of_________________________________________________________

Dollars on February 15, 2007.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated as of February 18, 1999

                                    THE ISSUER
                                    ----------

                                    HOLLYWOOD PARK, INC.


                                    By: _____________________
                                        Name:
                                        Title:


Dated: ________________________
This is one of the Global
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee


By: ______________________________
    Authorized Signatory

                                 [Back of Note]

        [Series A] [Series B] 9 1/4% Senior Subordinated Notes due 2007

     ["THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (iv) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."]/1/

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.]/2/

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

--------------------------------
/1/   To be included only if the Note is issued in Global form.
/2/ This legend should be included on the Series A Notes and omitted from the Series B Notes.

     1. Interest. Hollywood Park, Inc., a Delaware corporation (the "Company") promises (i) to pay interest on the principal amount of this Note at 9 1/4% per annum, accruing from the Issue Date until maturity and (ii) to pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Upon consummation of the Exchange Offer, the Series A Notes accepted for exchange shall cease to accrue interest, and all accrued and unpaid interest thereon shall, subject to the provisions of Article 3, 4 and 6 of the Indenture, be payable on the first Interest Payment Date for the Series B Notes, and interest on the Series B Notes shall accrue from the date of consummation of the Exchange Offer.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of February 18, 1999 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $350 million in aggregate principal amount.

     5. Optional Redemption. The Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

           Year                                      Percentage
           ----                                      ----------
           2003..............................         104.625%
           2004..............................         103.083%
           2005..............................         101.542%
           2006 and thereafter...............         100.000%

     Notwithstanding the foregoing, (a) the Company may, during the first 36 months after the Issue Date, redeem up to 25% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Public Equity Offerings of the common stock of the Company at a redemption price in cash of 109.25% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date; provided that at least 75% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that written notice of any such redemption shall be given by the Company to the Holders and the Trustee within 15 days after the consummation of any such Public Equity Offering and redemption shall occur within 60 days after the date of such notice and (b) if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner (i) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority or (ii) is denied such license or qualification or not found suitable, the Company shall have the right, at its option, (A) to require such Holder or beneficial owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority or (B) to call for the redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the least of
(x) the principal amount thereof, (y) the price at which such Holder or beneficial owner acquired the Notes, in either case, together with, accrued interest and Liquidated Damages, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority or (z) such other lesser amount as may be required by any Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder or beneficial owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

     6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7.  Repurchase at Option of Holders.

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change in Control Payment") equal to 101% of the aggregate principal amount of Notes, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transactions or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice.

          (b) If the Company or a Subsidiary consummates any Asset Sales and the aggregate amount of Net Proceeds Offer Amount exceeds $10 million, the Company shall commence an offer to all Holders of Notes (as "Net Proceeds Offer") pursuant to Section 3.9 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Net Proceeds Offer Amount at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Proceeds Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Net Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class.

Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages with respect to the Notes or the Guarantees; (ii) default in payment when due of principal of or premium, if any, on the Notes or the Guarantees when the same becomes due and payable at maturity, upon acceleration, redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by any Obligor for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain agreements in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of the Obligors which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vi) certain events of bankruptcy or insolvency. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy, insolvency or cross-acceleration, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company are required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Subordination of Notes and Guarantees. The Indebtedness evidenced by this Note and the Guarantees in respect hereof is, to the extent and in the manner provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt and subject to the other subordination provisions set forth in Article 10 of the Indenture. The Holder of this Note, by its acceptance hereof, (a) agrees to be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for the purpose of taking any such action in the name of the Holder.

     14. Trustee Dealings with Obligors. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Obligors or their Affiliates, and may otherwise deal with the Obligors or their Affiliates, as if it were not the Trustee.

     15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16, Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17, Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18, Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of February 18, 1999, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

     19, CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Assistant Treasurer
Hollywood Park, Inc.
1050 South Prairie Avenue
Inglewood, California 90301
Telephone:  301-419-1609

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE NOTES AND THE INDENTURE.

                                Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                              (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________

                              Your Signature:_______________________________
                              (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:______________________


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.9 or 4.12 of the Indenture, check the appropriate box below:

                      [ ] Section 4.9    [ ] Section 4.12

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

                         $_________________

Date:____________

                              Your Signature:___________________________________
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No.:___________________________


Signature Guarantee*:____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                       Principal Amount
                        Amount of decrease     Amount of increase              of                Signature of
                               in                     in               this Global Note      authorized officer
                        Principal Amount       Principal Amount         following such               of
                               of                     of                   decrease            Trustee or Note
 Date of Exchange       this Global Note       this Global Note         (or increase)             Custodian
-------------------   --------------------   --------------------   ----------------------   -------------------




*  This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B



                        FORM OF CERTIFICATE OF TRANSFER

Hollywood Park, Inc.
1050 South Prairie Avenue
Inglewood, California 90301


[Registrar address block]

      Re:  9 1/4% Senior Subordinated Notes due 2007 of Hollywood Park, Inc.
          ------------------------------------------------------------------

     Reference is hereby made to the Indenture, dated as of February 18, 1999 (the "Indenture"), among Hollywood Park, Inc., as issuer (the "Company"), all of the existing and future Material Restricted Subsidiaries (as defined in the Indenture) of the Company, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [ ] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer
---------------------------------------------------------------
is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. [ ] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The
--------------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3. [ ] Check and complete if Transferee will take delivery of a beneficial
            -------------------------------------------------------------------
interest in the IAI Global Note or a Definitive Note pursuant to any provision
------------------------------------------------------------------------------
of the Securities Act other than Rule 144A or Regulation S.  The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)  [ ] such Transfer is being effected pursuant to and in accordance
                -
     with Rule 144 under the Securities Act;

                                       or

          (b)  [ ] such Transfer is being effected to the Company or a
                -
     subsidiary thereof;

                                       or

          (c)  [ ] such Transfer is being effected pursuant to an effective
                -
     registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d)  [ ] such Transfer is being effected to an Institutional
                -
     Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

      4.[ ] Check if Transferee will take delivery of a beneficial interest in
         -  ------------------------------------------------------------------
an Unrestricted Global Note or of an Unrestricted Definitive Note.
-----------------------------------------------------------------

     (a)[ ] Check if Transfer is pursuant to Rule 144.  (i) The Transfer is
         -
being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the

United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [ ]  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer
          -
is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [ ]  Check if Transfer is Pursuant to Other Exemption.  (i) The
          -
Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                     ___________________________________________
                                                [Insert Name of Transferor]

                                     By:________________________________________
                                      Name:
                                      Title:

Dated:_______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

   1.  The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b) ]

       (a)      [ ]        a beneficial interest in the:
                 -
           (i) [ ]         144A Global Note (CUSIP_________________), or
                -
           (ii)   [ ]      Regulation S Global Note (CUSIP________________), or
                   -
           (iii)  [ ]      IAI Global Note (CUSIP____________________); or
                   -
       (b)        [ ]      a Restricted Definitive Note.
                   -

   2.  After the Transfer the Transferee will hold:


                                 [CHECK ONE]

       (a)    [ ]          a beneficial interest in the:
               -
           (i)  [ ]        144A Global Note (CUSIP________________), or
                 -
           (ii) [ ]        Regulation S Global Note (CUSIP_________________), or
                 -
           (iii)[ ]        IAI Global Note (CUSIP________________); or
                 -
           (iv) [ ]        Unrestricted Global Note (CUSIP______________); or
                 -
       (b)    [ ]          a Restricted Definitive Note; or
               -
       (c)    [ ]          an Unrestricted Definitive Note,
               -
       in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                        FORM OF CERTIFICATE OF EXCHANGE

Hollywood Park, Inc.
1050 South Prairie Avenue
Inglewood, California 90301


[Registrar address block]

     Re:  9 1/4% Senior Subordinated Notes due 2007 of Hollywood Park, Inc.
         ------------------------------------------------------------------

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of February 18, 1999 (the "Indenture"), among Hollywood Park, Inc., as issuer (the "Company"), all of the existing and future Material Restricted Subsidiaries (as defined in the Indenture) of the Company, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a
         --------------------------------------------------------------------
Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests
--------------------------------------------------------------------------------
in an Unrestricted Global Note
------------------------------

     (a)  [ ]   Check if Exchange is from beneficial interest in a Restricted
Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b)  [ ]   Check if Exchange is from beneficial interest in a Restricted
Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c)  [ ]   Check if Exchange is from Restricted Definitive Note to
beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [ ]    Check if Exchange is from Restricted Definitive Note to
Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2.  Exchange of Restricted Definitive Notes or Beneficial Interests in
         ------------------------------------------------------------------
Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests
-------------------------------------------------------------------------------
in Restricted Global Notes
--------------------------

     (a)  [ ]   Check if Exchange is from beneficial interest in a Restricted
Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                      _____________________________________
                                            [Insert Name of Transferor]


                                      By:__________________________________
                                       Name:
                                       Title:

Dated:____________

                                                                       EXHIBIT D

                          FORM OF NOTATION OF GUARANTY

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of February 18, 1999 (the "Indenture"), among Hollywood Park, Inc., as issuer, all of the existing and future Material Restricted Subsidiaries (as defined in the Indenture) of Hollywood Park, Inc., as Guarantors and The Bank of New York, as trustee (the "Trustee"), any and all present and future obligations and liabilities of the Company of every type and description to the Beneficiaries under the Indenture, the Notes and the Registration Rights Agreement, whether for principal, premium (if any), interest, expenses, indemnities or other amounts, in each case whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Guaranty shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.


                                    BAY ST. LOUIS CASINO CORP.


                                    By: /s/   G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    BAYVIEW YACHT CLUB, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    BILOXI CASINO CORP.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name:  G. Michael Finnigan
                                        Title:  Vice President

                                    BOOMTOWN HOOSIER, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title:  Vice President

                                    BOOMTOWN HOTEL & CASINO, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    BOOMTOWN, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    CASINO MAGIC AMERICA CORP.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    CASINO MAGIC CORP.


                                    By: /s/  G. Michael  Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    CASINO MAGIC FINANCE CORP.


                                    By: /s/  G. Michael Finnigan
                                        ------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    CASINO ONE CORPORATION


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title:  Vice President

                                    CRYSTAL PARK HOTEL & CASINO
                                    DEVELOPMENT COMPANY, LLC

                                    By its Manager
                                    HP/COMPTON, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    HOLLYWOOD PARK FALL OPERATING COMPANY


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Executive Vice President

                                    HOLLYWOOD PARK FOOD SERVICES, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Executive Vice President

                                    HOLLYWOOD PARK OPERATING COMPANY


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    HP CASINO, INC.


                                    By: /s/  G.  Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    HP/COMPTON, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    HP YAKAMA, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    HP YAKAMA CONSULTING, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    INDIANA VENTURES LLC

                                    By its Managing Member
                                    BOOMTOWN HOOSIER, INC.


                                    By: /s/  G. Michael Finnigan
                                        ------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    LOUISIANA GAMING ENTERPRISES, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    LOUISIANA-I GAMING, A LOUISIANA
                                    PARTNERSHIP IN COMMENDAM

                                    By its General Partner
                                    LOUISIANA GAMING ENTERPRISES, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    MARDI GRAS CASINO CORP.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    MISSISSIPPI I-GAMING, L.P.

                                    BY ITS GENERAL PARTNER
                                    BAYVIEW YACHT CLUB, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    PINNACLE GAMING DEVELOPMENT CORP.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Chief Financial Officer

                                    SWITZERLAND COUNTY DEVELOPMENT CORP.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                    TURF PARADISE, INC.


                                    By: /s/  G. Michael Finnigan
                                        -------------------------
                                        Name: G. Michael Finnigan
                                        Title: Vice President

                                   SCHEDULE I

                              EXISTING INVESTMENTS





                                  Schedule-1